UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934

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TYLER TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 27, 2025
Dear Shareholder:
You are cordially invited to attend the annual meeting of shareholders of Tyler Technologies, Inc., to be held on Tuesday, May 6, 2025, at 9:00 a.m. Central Time. The meeting will be held in a virtual-only format at www.virtualshareholdermeeting.com/TYL2025. Details of the business to be conducted are given in the attached Notice of Annual Meeting and Proxy Statement.
Because the 2025 Annual Meeting of Shareholders will be held via the Internet only, the accompanying proxy materials include instructions on how to attend the meeting and the means by which you may vote and submit questions during the meeting. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting. Any shareholder attending the meeting may vote electronically even if they have returned a proxy. Participation in the live virtual meeting will be considered in-person attendance.
Your vote is important. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible.
On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Tyler Technologies.
Yours very truly,
JOHN S. MARR, JR.
Executive Chair of the Board

5101 Tennyson Parkway, Plano, Texas 75024

To Our Shareholders

Notice Of Annual Meeting Of Shareholders Date: Tuesday, May 6, 2025 Time: 9:00 a.m., Central Time Place: Virtual (Internet) www.virtualshareholdermeeting.com/TYL2025
The annual meeting of shareholders will be held in a virtual-only format at www.virtualshareholdermeeting.com/TYL2025 on Tuesday, May 6, 2025, at 9:00 a.m. Central Time. Instructions for accessing the meeting are provided in the “Other Helpful Information” section at the end of the proxy materials.
At the meeting, you will be asked to:

elect eight directors to serve until the next annual meeting or until their respective successors are duly elected and qualified;
approve an advisory resolution on executive compensation;
ratify the selection of our independent auditors for fiscal year 2025;
vote on a shareholder proposal regarding political spending;
approve amendments to Restated Certificate of Incorporation to remove supermajority voting standards; and
approve an amendment to the written consent right in the Restated Certificate of Incorporation to incorporate existing corresponding provisions in the Company’s bylaws

Only shareholders of record as of March 14, 2025, may vote at the annual meeting.
All shareholders are encouraged to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. Please reference the “Voting Your Shares” portion of the “Other Helpful Information” section. Your prompt response will reduce the time and expense of solicitation.
The enclosed 2024 Annual Report does not form any part of the proxy solicitation material.
By Order of the Board of Directors,
Abigail Diaz
Chief Administrative Officer
Corporate Secretary
Plano, Texas
March 27, 2025

	Proxy Summary
Meeting Details Date: Tuesday, May 6, 2025 Time: 9:00 a.m., Central Time Place: Virtual (Internet)
This Proxy Statement and accompanying form of proxy, solicited on behalf of the Board of Directors, are being made available to shareholders on or about March 27, 2025.
This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.
Board Recommendation
Shareholders are being asked to vote on the following matters at the 2025 Annual Meeting.

	Proposal	Description	Board Recommendation	Page Reference

		Election of Directors	FOR	6

		Advisory Approval of Our Executive Compensation	FOR	18

		Ratification of Our Independent Auditors for Fiscal Year 2025	FOR	19

		Shareholder Proposal Regarding Political Spending	AGAINST	20

		Amendments to Restated Certificate of Incorporation to Eliminate Supermajority Voting Standards	FOR	24

		Amendment to the Written Consent Right in the Restated Certificate of Incorporation to Incorporate Existing Corresponding Provisions in the Company’s Bylaws	FOR	27

Ways to Vote
By internet: Go to www.proxyvote.com to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.	By phone: Call 1-800-690-6903 using a touch-tone phone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.	By mail: Complete, sign and date the proxy card and return it in the prepaid envelope.

2025 Proxy Statement	1

General Information	Table of Contents
Director Nominees
The following table summarizes certain attributes of each director nominee. Each item, including the age and tenure calculations, is current as of the 2025 Annual Meeting.

				Race/Ethnicity
	Director Since	Age (Years)	Gender (Male/Female)	African American/Black	Caucasian/White	Independent Director (1)	2024 Committee Assignment(s)

Glenn A. Carter	2014	69	M		●	●	NGC (C) Comp Audit
Margot L. Carter	2024	57	F		●	●	NGC
Brenda A. Cline	2014	64	F		●	●	Audit (C) NGC
Ronnie D. Hawkins, Jr.	2021	69	M	●		●	Comp
John S. Marr, Jr.	2002	65	M		●		Exec (C)
H. Lynn Moore, Jr.	2017	57	M		●		Exec
Daniel M. Pope	2016	62	M		●	●	Comp (C) Audit
Andrew D. Teed	2024	53	M		●	●	N/A
1.For more information regarding board independence matters, see “Board and Committee Independence.”
NGC = Nominating and Governance Committee, Audit = Audit Committee, Comp = Compensation Committee
Exec = Executive Committee, (C) = Chair
Each nominee has indicated that they are able and willing to serve as a director. If any nominee becomes unable to serve prior to the meeting, the persons named in the enclosed proxy will vote the shares covered by your executed proxy for a substitute nominee as selected by the Board of Directors.
Corporate Governance Facts: At a Glance
Recent Highlights
•Exercised automatic renewal of one-year executive employment agreements with Named Executive Officers.
•Submitted second cybersecurity disclosure (Item 1C) in Form 10-K dated February 19, 2025.
•Updated Code of Business Conduct and Ethics to, among other updates, tighten language around payments to government personnel and conflicts of interest.
•Adopted a Human Rights Policy to reinforce our commitment to ethical business practices, fair labor standards and respect for human rights.
2024 Board and Committee Overview
•Board size: 8
•Number of independent directors: 5
•Board committees consisting entirely of independent directors: Audit; Nominating and Governance; and Compensation
•All directors in the 2024-2025 term attended at least 75% of meetings held
•All directors elected annually
•Majority voting standard for directors in uncontested elections

2025 Proxy Statement	2

General Information	Table of Contents
•Plurality carveout for contested elections
•Director resignation policy
•Separate Board Chair and CEO
•Lead Independent Director appointed
•Independent directors meet in executive sessions
•Board and committees conduct annual self-evaluations
•Stock anti-hedging and pledging policy in effect
•Risk oversight by full board and as allocated to committees
•Annual advisory vote on executive compensation since 2017
•Stock ownership requirements for directors and executive officers
•Executive compensation recovery policy and incentive compensation recovery policy
Shareholder Rights Snapshot
•Tyler is not a controlled company
•Board is not a classified board
•No cumulative voting
•Board has ability to issue blank-check preferred stock
•Shareholders approved majority vote requirement for mergers, share exchanges, and certain other transactions at 2022 annual meeting
•Shareholder ability to call special meetings and to request action by written consent
Compensation Facts: At a Glance
Our executive compensation program is designed and administered to reward for performance based on the following objectives:
•Provide compensation that attracts, motivates, retains and rewards a talented executive team with deep experience in the public sector and cloud technology;
•Design compensation to prevent excessive risk-taking while rewarding for responsible growth of revenue and operating margin;
•Provide a mix of compensation elements that balances performance-based with service-based compensation, and annual compensation with long-term compensation; and
•Deliver compensation based on the achievement of key operational results and long-term strategic objectives which drive Company performance and align executive compensation with increased shareholder value.
To achieve these objectives, elements of our compensation program include, but are not limited to:
•A mix of fixed compensation, short-term incentives, and long-term incentives in alignment with performance goals
•Target compensation to Named Executive Officers provided as 20% service-based (salary and time-based restricted stock units) and 80% performance-based (annual and long-term performance-based restricted stock units)
•No material non-cash benefits, deferred compensation benefits, other executive perquisites, or unique health and welfare benefits
•Executive requirements to hold a meaningful ownership stake in the Company, consistent with our stock ownership guidelines, with minimum one-year vesting periods
•Caps and appropriate controls to ensure excessive risk is not incentivized
•Prohibition on stock option exchanges or repricing without shareholder approval
•Enforcement of an executive compensation recovery policy and a stock anti-hedging and pledging policy
•An annual shareholder advisory vote on Named Executive Officer compensation since 2017
•Engagement with shareholders on executive compensation perspectives
•Annual compensation-related risk assessment
•No excise tax payments or “gross ups” on future post-employment compensation to our Named Executive Officers
Our Compensation Committee, comprised entirely of independent directors, is responsible for overseeing our executive compensation program.

2025 Proxy Statement	3

Securities Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 14, 2025, by (i) each beneficial owner of more than 5% of our common stock, (ii) each director and nominee, (iii) each “Named Executive Officer” (as defined in the SEC’s Regulation S-K), and (iv) all of our executive officers and directors as a group.
Security Ownership of Directors and Management

Name and Address of Beneficial Owner(1)	Direct(2) (#)		Options Exercisable Within 60 Days(3) (#)	Stock Awards Vested Within 60 Days(4) (#)	Other(5) (#)		Total (#)	Percent of Class(6) (%)

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,969,048	(7)					4,969,048	11.5

BlackRock, Inc. 55 Hudson Yards New York, NY 10001	4,071,227	(8)					4,071,227	9.4
Directors and Nominees
Glenn A. Carter	2,654			518			3,172	*
Margot L. Carter	—			518			518	*
Brenda A. Cline	2,001	(9)		518	4,002	(9)	6,521	*
Ronnie D. Hawkins, Jr.	2,001			518			2,519	*
Andrew D. Teed	3,000	(10)		518	2,000	(10)	5,518	*
Daniel M. Pope	3,218			518			3,736	*
Named Executive Officers
John S. Marr, Jr.	6,983	(11)			16,888	(11)	23,871	*
H. Lynn Moore, Jr.	81,775						81,775	*
Brian K. Miller	14,026	(12)			26,781	(13)	40,807	*
Jeffrey D. Puckett	6,966						6,966	*
Directors and executive officers as a group (10 persons)	122,624		—	3,108	49,671		175,403	0.4
*Less than one percent of our outstanding common stock

2025 Proxy Statement	4

Securities Ownership	Table of Contents
1.Unless otherwise noted, the address of each beneficial owner is our corporate headquarters: 5101 Tennyson Parkway, Plano, Texas 75024.
2.“Direct” represents shares as to which each named individual has sole voting or dispositive power. All share numbers are rounded to the nearest whole share.
3.“Options Exercisable within 60 Days” reflects the number of shares that could be purchased by exercise of options at March 14, 2025, or within 60 days thereafter.
4.“Stock Awards Vested within 60 Days” reflects the number of restricted stock units that will vest and be settled in shares at March 14, 2025, or within 60 days thereafter.
5.“Other” represents the number of shares of common stock as to which the named entity or individual share (or may be deemed to share) voting and dispositive power with another entity or individual(s).
6.Based on 43,106,019 shares of our common stock issued and outstanding at March 14, 2025. Each shareholder’s percentage is calculated by dividing (a) the number of shares beneficially owned by (b) the sum of (i) 43,106,019 plus (ii) the number of shares such owner has the right to acquire within 60 days.
7.Based on information reported by The Vanguard Group on Amendment No. 12 to Schedule 13G that was filed with the SEC on February 13, 2024. The Vanguard Group is deemed to have beneficial ownership of these shares, which includes sole voting power of 0 shares, sole dispositive power of 4,789,057 shares, shared voting power of 54,841 shares, and shared dispositive power of 179,991 shares.
8.Based on information reported by BlackRock, Inc. on Amendment No. 16 to Schedule 13G that was filed with the SEC on February 5, 2025, BlackRock, Inc. is deemed to have beneficial ownership of all of these shares, which includes sole voting power for 3,769,632 shares, sole dispositive power for all 4,071,227 shares.
9.Includes: 4,002 shares owned indirectly by Ms. Cline, which are held by a family limited partnership in which Ms. Cline and her husband each own a 44% limited partner interest, and each have 50% ownership and control of the sole general partner with a 2% general partner interest. The remaining limited partner interests are owned by Ms. Cline’s sons. Ms. Cline disclaims beneficial ownership of the shares except to the extent of her pecuniary interest therein.
10.Indirect shares include 2,000 shares owned by a trust in which Mr. Teed and his wife are sole trustees and for which Mr. Teed is deemed to have shared voting power and dispositive power.
11.Includes: (a) 5,650 shares held in a descendant's trust in which Mr. Marr is a co-trustee and is deemed to have shared voting and/or dispositive power; (b) 5,238 shares held in a revocable trust established by Mr. Marr's wife in which Mr. Marr's children are the beneficiaries and for which Mr. Marr is a co-trustee; and (c) 6,000 shares held in a partnership in which Mr. Marr is the general partner (the partnership is owned 99% by a trust in which Mr. Marr's children are the beneficiaries and 1% by the general partner). Mr. Marr disclaims beneficial of the indirect shares, except to the extent of his pecuniary interest therein.
12.Includes: 8,136 shares held in a margin account.
13.Includes: (a) 17,455 shares owned indirectly, which are owned by a family trust for which Mr. Miller’s spouse is the beneficiary and trustee; (b) 4,583 shares owned indirectly, which are owned by a family trust for which one of Mr. Miller’s children is a beneficiary and Mr. Miller is the trustee; and (c) 4,743 shares owned indirectly, which are owned by a family trust for which one of Mr. Miller’s children is a beneficiary and Mr. Miller is the trustee.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act requires that our directors, executive officers, and 10% or more shareholders file with the SEC and New York Stock Exchange initial reports of ownership and reports of changes in ownership of our common stock. These persons are required to furnish us with copies of all Section 16(a) reports they file with the SEC. To our knowledge, based solely upon (i) our review of the copies of the forms we received during 2024 and (ii) written representations from our directors and executive officers, we believe that all of our directors, officers, and 10% or more shareholders, complied with all Section 16(a) filing requirements during 2024 with the following exceptions: (a) a late report was made on December 17, 2024, on behalf of Mr. Miller with respect to a charitable gift of shares of our common stock on December 2, 2024, by Mr. Miller due to an inadvertent delay in reporting the gift to us and (b) a late report was made on February 12, 2025, on behalf of Mr. Marr with respect to a charitable gift of shares of our common stock on December 9, 2024, by a revocable trust established by Mr. Marr’s wife due to an inadvertent delay in reporting the gift to us.

2025 Proxy Statement	5

Proposals for Consideration

Proposal One
Election of Directors
At the annual meeting, you will be asked to elect a board of eight directors. The nominees for director are: Glenn A. Carter; Margot L. Carter (no relation to Glenn A. Carter); Brenda A. Cline; Ronnie D. Hawkins, Jr.; John S. Marr, Jr.; H. Lynn Moore, Jr.; Daniel M. Pope; and Andrew D. Teed. For more information regarding these nominees and their qualifications, see “Director Nominees and Executive Officers.”
Majority Voting Standard
Under our bylaws, directors must be elected by a majority of the votes cast in uncontested elections. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “withhold” applicable to that nominee. Abstentions and broker non-votes are not counted as votes “for” or “withhold” applicable to a director nominee. Any incumbent nominee who does not receive a majority of votes cast “for” their election would be required to tender their resignation promptly following the failure to receive the required vote. Within 90 days of the certification of the shareholder vote, the Nominating and Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and to disclose its decision-making process. Cumulative voting for the election of directors is not permitted. In a contested election, the required vote would be a plurality of votes cast.
Criteria for Selecting Director Nominees
Our Corporate Governance Guidelines include the criteria our Board of Directors believes are important in the selection of director nominees, which includes the following qualifications:
•Sound personal and professional integrity
•An inquiring and independent mind
•Practical wisdom and mature judgment
•Broad training and experience at the policy-making level of business, finance and accounting, government, education, or technology
•Expertise that is useful to Tyler and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained
•Willingness to devote the required time to carrying out the duties and responsibilities of Board membership
•Commitment to serve on the Board for several years to develop knowledge about our business
•Willingness to represent the best interests of all shareholders and objectively appraise management performance
•Involvement only in activities or interests that do not conflict with the director’s responsibilities to Tyler or our shareholders

2025 Proxy Statement	6

Proposals For Consideration	Table of Contents
In identifying nominees for director and reflecting on the composition of the Board, the Board of Directors focuses on ensuring that it reflects a mix of experiences and backgrounds that will complement our business and enhance the function of the Board. The Board does not follow any ratio or formula to determine the appropriate mix; rather, it uses its judgment to identify nominees whose backgrounds, attributes, and experiences, taken as a whole, will contribute to the high standards of board service.
Following the 2025 annual meeting, our Board of Directors will be composed of eight individuals, including two employee directors. We believe the mix of experience from our outside directors coupled with the specific industry experience of our employee directors provides an appropriate range of experiences to effectively manage our business. In addition, each outside director has extensive public sector, chief executive officer, and/or or other executive leadership position experience with businesses of varying size in various industries, and/or with government service. A substantial majority of our directors have valuable experience in building and sustaining a successful business enterprise.
The Nominating and Governance Committee believes that the above-mentioned attributes and business experience, coupled with the varied backgrounds summarized above, provide us with the perspectives, insights and judgment necessary to guide our Company’s strategies, monitor their execution, and perform effective oversight. For additional discussion, please see the section on “Board Diversity,” below.
Shareholder-Recommended Director Candidates
Our Nominating and Governance Committee considers director candidates nominated to the Board of Directors by a shareholder entitled to vote for the election of directors at an annual meeting of shareholders. A nominating shareholder must comply with the notice procedures set forth in Article III, Section 4 of the Company’s bylaws. The Nominating and Governance Committee may require any proposed nominee to provide additional information reasonably required to determine the eligibility of the proposed nominee to serve as director.
The Company’s Corporate Secretary must receive any shareholder nomination not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. In the case of an annual meeting which is held more than 30 days before or 70 days after such anniversary date, or if no annual meeting was held in the preceding year, then in order for the notice by the shareholder to be considered timely, it must be received no earlier than 120 days prior to the annual meeting and no later than 90 days before the annual meeting or the close of business on the 10th day following the first public announcement of the annual meeting, whichever is later.

2025 Proxy Statement	7

Proposals For Consideration	Table of Contents
Director Nominee Qualifications
The Board and the Nominating and Governance Committee look for directors who have qualifications that are relevant to Tyler, that support our various strategic initiatives, and that serve the interests of our shareholders. The table below summarizes why the qualifications we have highlighted are of particular importance to Tyler, and how the composition of a Board comprised of our director nominees meets those areas of importance.

Qualification	Relevance to Tyler	Board Composition

Accounting/Auditing	We operate in a complex financial environment with disclosure requirements, internal controls, and detailed business processes.	4

Business Operations	We have significant business operations focused on business development and sales, implementation, support and maintenance, product development, marketing, and various back-house operations, including cloud hosting services.	8

Capital Management	We allocate capital in various ways to run our operations, grow our core businesses, invest in our products, add to our technology portfolio, and return value to our shareholders.	8

Corporate Governance	We require the effective and transparent corporate oversight, ethics and responsibility expected of a public company.	8

Cybersecurity	We are committed to providing our products and services in a secure manner, protecting the integrity of the information we service and the privacy of our constituents.	8

Financial Literacy	We are routinely involved in or managing complex financial transactions and/or reporting requirements.	8

Industry Experience	We believe that experience in the software industry is relevant to an understanding of our business, strategy and marketplace.	7

Other Public Board(s)	We value the experience that comes with having served on another public board or boards.	2

Public Company Executive	We rely on directors with experience leading a large organization that is publicly traded for the practical insights on issues such as transparency, accountability and integrity.	4

Public Sector Service	We empower the public sector and find deep benefits in counting current or former leaders from local, state and federal government agencies among our directors.	2

Risk Management	We must develop, maintain, and continuously improve policies and procedures that effectively manage compliance and risk.	8

2025 Proxy Statement	8

Proposals For Consideration	Table of Contents
This table corresponds each qualification and experience summarized above with our director nominees.

Name	Accounting/Auditing	Business Operations	Capital Management	Corporate Governance	Cybersecurity	Financial Literacy	Industry Experience	Other Public Company Board(s)	Public Company Executive	Public Sector Service	Risk Management

Glenn A. Carter		●	●	●	●	●	●				●
Margot L. Carter	●	●	●	●	●	●	●	●	●		●
Brenda A. Cline	●	●	●	●	●	●		●			●
Ronnie D. Hawkins, Jr.		●	●	●	●	●	●			●	●
John S. Marr, Jr.		●	●	●	●	●	●		●		●
H. Lynn Moore, Jr.		●	●	●	●	●	●		●		●
Daniel M. Pope	●	●	●	●	●	●	●			●	●
Andrew D. Teed	●	●	●	●	●	●	●		●		●
Board Diversity
As reflected above, we value the contributions that a diversity of perspectives brings to high-functioning Board. We consider a range of experiences, skills, viewpoints, and backgrounds to create a healthy and robust exchange of information and considerations. We believe that diversity is a big tent, including but not limited to the diversity of gender, race, age, Board tenure, geography and/or areas of expertise. In addition to the director qualifications discussed, our well-rounded Board includes approximately one-third of director nominees who are diverse in terms of race or gender, and our director nominees range from 53 to 69 years of age and one to 23 years of Board tenure.
The current director nominees reflect the backgrounds, experiences, and skill sets we value, while also refreshing the Board with newer and younger directors who we expect to bring fresh perspectives to the Board. The Board has not taken, and does not expect to take, a metrics-based approach to identifying director nominees. Instead, we are guided by the principles set forth in the Company’s Corporate Governance Guidelines and Board charters, the Company’s values, and our respect for the views of our shareholders.

2025 Proxy Statement	9

Proposals For Consideration	Table of Contents
Because we continue to value a tightly integrated, high-functioning Board, the Nominating and Governance Committee did not recommend increasing the number of directors to more than eight.
Board Tenure
As discussed, we believe that directors with varied tenures contribute to a range of perspectives, ensure knowledge transfer, and refresh the dynamics of the Board. As of the 2025 Annual Meeting, our longest-serving director, Mr. Marr, has 23 years of service. The shortest service years are held by Ms. Carter and Mr. Teed, who are completing their first year of service on the Board. Together, the current director nominees reflect an average tenure of 8.50 years of service on the Board.
Director Nominees and Executive Officers
Below is a brief description of our director nominees and named executive officers. Each director holds office until our next annual meeting or until their successor is elected and qualified. Named executive officers are elected annually by the Board of Directors and hold office until the next annual Board meeting or until their successors are elected and qualified.

John S. Marr, Jr. Executive Chair of the Board Age: 65 Director since: 2002
Mr. Marr has served as a director since May 2002. Mr. Marr has served as Executive Chair of the Board of Tyler since May 2018. Mr. Marr served as Chair of the Board and Chief Executive Officer from January 2017 until May 2018, when he assumed his current title and then-President H. Lynn Moore, Jr. was appointed to the additional position of Chief Executive Officer. Mr. Marr also serves as Chair of the Executive Committee. From July 2004 through December 2016, Mr. Marr served as Tyler’s President and Chief Executive Officer. From July 2003 until July 2004, Mr. Marr served as Tyler’s Chief Operating Officer. Mr. Marr also served as President of MUNIS, Inc. from 1994 until July 2004. Mr. Marr began his career in 1983 with MUNIS, a provider of a wide range of software products and related services for county and city governments, schools, and not-for-profit organizations, with a focus on integrated financial systems. Tyler acquired MUNIS in 1999.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:
•Executive Chair of the Board since May 2018; Chair of the Board since January 2017; Chief Executive Officer of Tyler from 2004 to 2018
•Over 35 years of specific industry experience, including Chief Executive experience with MUNIS prior to acquisition by Tyler
•Outside board experience as a former director of Mercy Hospital in Portland, Maine

2025 Proxy Statement	10

Proposals For Consideration	Table of Contents

Glenn A. Carter Director Age: 69 Director since: 2014
Mr. Carter has served as a director since 2014. In 2024, Mr. Carter also served as Lead Independent Director, Chair of the Nominating and Governance Committee, and a member of the Compensation Committee and the Audit Committee. In 1999, Mr. Carter founded DataProse, Inc., a provider of billing services to the public sector (primarily cities, counties, local governments, utilities, and water-related entities). Mr. Carter served as Chief Executive Officer of DataProse until April 2008, when he sold it to CSG Systems International, Inc. From April 2008 through March 2010, Mr. Carter served as Vice President, Market and Business Development for CSG. Mr. Carter is currently retired. Mr. Carter is National Association of Corporate Directors (NACD) Directorship Certified™. The NACD Directorship Certification® program equips directors with the foundation of knowledge sought by boards to effectively contribute in the boardroom. NACD Directorship Certified directors pass a foundational exam developed by experienced directors and, via continuing recertification requirements, commit to continuing education on governance and emerging issues impacting the businesses they serve in order to elevate the profession of directorship. Mr. Carter has also received the CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute at Carnegie Mellon University.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:
•Executive and entrepreneurial experience as founder of DataProse, Inc.
•Over 20 years of specific public sector market experience as CEO of DataProse, Inc.
•NACD Directorship Certified™ and CERT Certificate in Cybersecurity Oversight

2025 Proxy Statement	11

Proposals For Consideration	Table of Contents

Margot L. Carter Director Age: 57 Director since: 2024 Other Current Reporting Company Directorships: Installed Building Products, Inc. and Eagle Materials, Inc.
Ms. Carter (no relation to Glenn A. Carter) has served as a director since 2024. In 2024, Ms. Carter also served as a member of the Nominating and Governance Committee. She currently serves as president of Living Mountain Capital, a business advisory consulting firm she founded in 1998. She advises and invests in companies, including Cien.ai, a cloud-based digital AI sales intelligence business she co-founded in 2016. Ms. Carter currently serves as the lead independent director, governance and nominating committee chair, and member of the audit committee of Installed Building Products, Inc. (NYSE: IBP). She also serves as a member of the compensation committee of Eagle Materials, Inc. (NYSE: EXP), and previously served on their audit committee. From 2017 to 2021, Ms. Carter was on the board of Interior Logic Group Holdings, Inc. (ILG), where she advised and led the innovation efforts and M&A strategy through its IPO filing and subsequent sale to Blackstone. From 2016 to October 2022, Ms. Carter served as chair of the risk and compensation committees and as a member of the audit committee for Freeman Company, whose hotel division was also sold to Blackstone during her tenure. From 2010-2015, Ms. Carter was the Executive Vice President, Global Chief Legal Officer and corporate secretary at RealPage, Inc., a leading global software and data analytics company serving the real estate industry. Ms. Carter began her career at the law firm Morgan Lewis, representing banks, private equity and Fortune 500 companies, specializing in finance, governance, securities, IPOs and M&A.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:
•Domain expertise in cloud/SaaS technology, digital AI, payment solutions and operations
•Deep background in finance, business combinations, and corporate governance
•Experience on public company boards and NACD Directorship Certified

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Brenda A. Cline Director Age: 64 Director since: 2014 Other Current Reporting Company Directorships: Range Resources Corporation
Ms. Cline has served as a director since 2014. In 2024, Ms. Cline also served as Chair of the Audit Committee and as a member of the Nominating and Governance Committee. Since 1993, Ms. Cline has served as Chief Financial Officer, Treasurer, and Secretary of the Kimbell Art Foundation, a private foundation that owns and operates the Kimbell Art Museum in Fort Worth, Texas. In such capacities, Ms. Cline has responsibilities relating to its investment portfolio of approximately $400 million; manages all treasury functions; and oversees all foundation and museum business operations, including budgeting, cash management, employee benefit plans, insurance, debt service and compliance, financial reporting, and contractual and legal matters. Ms. Cline also served as an Independent Trustee of American Beacon Funds from 2004 to 2024, having served as the Chair of the Board of Trustees, the Chair of the Audit and Compliance Committee and as the Co-Chair of the Investment Committee. In 2015, Ms. Cline was elected to the Board of Directors of Range Resources Corporation (NYSE: RRC), and currently serves as Chair of the Audit Committee. From 2017 through 2021, Ms. Cline was on the Board of Directors of Cushing Closed-End Funds (NYSE: SRV, SZC), and Cushing Mutual Fund Trust, and served as Chair of the Audit Committee and a member of the Nominating and Governance Committee. From 1993 until 2013, Ms. Cline served as a contract author for Thomson Reuters (formerly “Practitioners Publishing Company”) in Fort Worth, Texas, writing and editing published financial accounting and reporting books. Prior to 1993, Ms. Cline was a senior manager with Ernst & Young. Since 1998, Ms. Cline has also served as a Trustee of Texas Christian University (“TCU”) in Fort Worth, Texas. Ms. Cline’s service for TCU includes serving as the former chair of the Investment Committee, former chair of the Fiscal Affairs Committee, former member of the Executive, Student Relations and Academic Affairs Committees. Ms. Cline is a certified public accountant.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:
•Executive operational and investment management experience for the Kimbell Art Foundation
•Outside board experience as a director of Range Resources Corporation, trustee of American Beacon Funds, and former trustee of the Cushing Asset Management Closed-End Funds
•Fiduciary and executive experience as a university trustee and on other senior university committees
•Certified Public Accountant and audit experience with a large public accounting firm

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Proposals For Consideration	Table of Contents

Ronnie D. Hawkins, Jr. Lt. General, USAF (Ret) Director Age: 69 Director since: 2021
Mr. Hawkins has served as a director since 2021. In 2024, Mr. Hawkins served as a member of the Compensation Committee. Mr. Hawkins is currently the president of Angelo State University, part of the Texas Tech University System, in San Angelo, Texas. Mr. Hawkins possesses approximately 40 years of Department of Defense (DoD) experience in cyberspace operations and major computer network architectures. From 2012 through 2015, Mr. Hawkins led the Defense Information Systems Agency, a global Combat Support Agency comprised of 12,000 personnel, serving the President of the United States, the Secretary of Defense, Joint Chiefs of Staff, DoD components, and other mission partners. He served on the President’s National Security Telecommunications Advisory Committee and executed modernization of mobile communications in direct support of the President. Mr. Hawkins was a member of the Strategic Advisor Group on nuclear, space, and cyber operations to Commander, U.S. Strategic Command. Mr. Hawkins has operated at the strategic level with civilian and military leaders of several foreign countries, including Israel, Iraq, Afghanistan, the United Kingdom, Korea, Japan, and Australia. From 2015 through 2020, Mr. Hawkins was President and CEO of Hawkins Group, LLC, a certified Service-Disabled Veteran Owned Small Business (SDVOSB) that provided strategic and operational cybersecurity consulting and professional services to clients throughout the United States. Mr. Hawkins has served on the Board of Directors of ITC Holdings Corp., a subsidiary of Fortis Inc. (NYSE: FTS), since 2020. He is also the President of EZRA Vision Ministries and the Dunbar Preservation Library of San Angelo, as well as a voting board member of the San Angelo Area Foundation.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:
•Leader with over 20 years of successful senior executive experience managing the delivery and operation of information technology and cybersecurity solutions
•Distinguished military veteran and public servant at the federal level
•Experience in higher education administration

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H. Lynn Moore, Jr. President and Chief Executive Officer and Director Age: 57 Director since: 2017
Mr. Moore has served as a director since 2017. Mr. Moore also serves as a member of the Executive Committee. Mr. Moore has served as President of Tyler since January 2017 and in May 2018 was also named Chief Executive Officer. Mr. Moore previously served as Executive Vice President from February 2008 through December 2016, General Counsel from September 1998 through December 2016; and Secretary from October 2000 through December 2016. Mr. Moore also served as Vice President from October 2000 until February 2008. From August 1992 to August 1998, Mr. Moore was associated with the law firm of Hughes & Luce, LLP in Dallas, Texas, where he represented numerous publicly held and privately owned entities in various corporate and securities, finance, litigation, and other matters.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:
•President of Tyler since 2017; Chief Executive Officer since 2018
•Executive Vice President of Tyler from 2008 to 2016
•Over 25 years of relevant corporate and industry experience

Daniel M. Pope Director Age: 62 Director since: 2016
Mr. Pope has served as a director since 2016. In 2024, Mr. Pope also served as Chair of the Compensation Committee and as a member of the Audit Committee. Mr. Pope is Executive Chair of Victory Bank, which is based in West Texas and delivers financial solutions to businesses at every stage using cutting-edge technology. He previously served as the three-term Mayor of the city of Lubbock, Texas from May 2016 to May 2022. Mr. Pope served as Chief Development Officer of Covenant Health System in Lubbock, Texas from 2014 through 2018. From 1994 through 2014, Mr. Pope served as the Chief Executive Officer of Benchmark Business Solutions, an office technology business he founded. Prior to founding Benchmark, Mr. Pope served in various sales and leadership roles for Xerox Corporation. Mr. Pope also served on the Covenant Health System Board of Trustees from 2007 through 2011, including Chairman of the Board from 2010 through 2011, and as a member of the Finance and Conflicts Committee and the Compensation Committee. Mr. Pope served on the Lubbock Independent School District Board of Directors from 2007 through 2016. Mr. Pope also serves on the Rawls College of Business Advisory Council at Texas Tech University.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:
•Over 20 years of senior-level executive experience
•Public sector executive experience as Mayor of the city of Lubbock, Texas and as President of the Lubbock Independent School District Board of Directors

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Andrew D. Teed Director Age: 53 Director since: 2024
Mr. Teed has served as a director since 2024. He currently serves as the Chief Executive Officer of ECO Parking Technologies, an integrated lighting and parking guidance company with cloud-based reporting functionality. Mr. Teed has also served on the boards of two early-stage businesses in the Indianapolis area. Prior to serving in these roles, Mr. Teed spent nearly 20 years at Tyler, first as a senior finance manager for one of Tyler’s divisions and then in various senior leadership capacities. During his final five years at Tyler, from 2015-2020, he served as President of what was then known as the Enterprise Group at the Company, with responsibility over three Tyler divisions. After his retirement in February 2020, he served in a part-time capacity as a consultant to the Company until August 2021. Mr. Teed began his career at Arthur Andersen, where he worked for six years, and then he served as controller for Optcom Manufacturing in Silicon Valley for two years. Mr. Teed is a certified public accountant (inactive status).

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:
•Specific understanding of and leadership in public sector market and cloud technologies
•Entrepreneurial vision with strong operational mentality
•Current member of the American Institute of Certified Public Accountants and Certified Public Accountant (inactive)

Brian K. Miller Executive Vice President and Chief Financial Officer Age: 66 Executive Officer since: 1997
Mr. Miller has been Executive Vice President – Chief Financial Officer and Treasurer of Tyler since February 2008. From May 2005 until February 2008, Mr. Miller served as Senior Vice President – Chief Financial Officer and Treasurer. He previously served as Vice President – Finance and Treasurer from May 1999 through April 2005 and was Vice President – Chief Accounting Officer and Treasurer from December 1997 through April 1999. From June 1986 through December 1997, Mr. Miller held various senior financial management positions at Metro Airlines, Inc. (“Metro”), a publicly held regional airline holding company operating as American Eagle. Mr. Miller was Chief Financial Officer of Metro from May 1991 through December 1997 and also held the office of President of Metro from January 1993 through December 1997. From 1980 through 1986, Mr. Miller held various audit positions with the firm now known as Ernst & Young. Mr. Miller also serves on the Board of Trustees of the Texas A&M University 12th Man Foundation, a nonprofit organization. Mr. Miller is a certified public accountant.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: •Almost 40 years of public company senior financial management experience •Audit experience with a large public accounting firm •Certified Public Accountant

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Jeffrey D. Puckett Chief Operating Officer Age: 58 Executive Officer since: 2021
Mr. Puckett has served as Chief Operating Officer since February 2021. In that capacity, Mr. Puckett oversees the Company’s cloud initiatives as well as its corporate technology, IT, and information security teams. He has played a pivotal role in deepening Tyler’s partnership with Amazon Web Services, setting Tyler’s 2030 vision, and delivering on “One Tyler” initiatives. From 2019 until February 2021, Mr. Puckett served as Chief Strategy Officer, where he led cross-disciplinary efforts and evaluations of acquisition opportunities. He previously served as President of the Company’s Courts & Justice division, and he served in multiple roles in that division since 1992, including senior roles in implementation, development and sales. Before joining Tyler, Mr. Puckett worked in public safety for the public sector.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS:
•More than 30 years of direct industry experience
•Executive responsibility for the Company’s transformative technologies and related disciplines
•Various senior management roles in multiple disciplines

VOTE
Our Board of Directors unanimously recommends that the shareholders vote FOR each of the nominees for director.

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Proposals For Consideration	Table of Contents
Proposal Two
Advisory Approval of Our Executive Compensation
At the 2023 annual meeting, our shareholders voted, on an advisory basis, in favor of holding future shareholder voting on executive compensation on an annual basis. Our Board of Directors decided to follow our shareholders’ recommendation.
As described in detail in these proxy materials, our executive compensation program is designed to attract, retain and motivate our named executive officers. The design and administration of our executive compensation program balances responsible assessment of risk and compensation expense with a pay-for-performance design under which 81% of our CEO’s 2024 target compensation and 79% of our remaining Named Executive Officers’ 2024 target compensation was dependent on the achievement of annual and long-term objectives that increase shareholder value.
The following proposal gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our Named Executive Officers identified in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies, and practices, as disclosed under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement. We are providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended. Accordingly, for the reasons discussed in the “Compensation Discussion & Analysis” section of this Proxy Statement, we are asking our shareholders to vote “FOR” the adoption of the following resolution:
“RESOLVED, that the shareholders of Tyler Technologies, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement for the 2025 Annual Meeting of Shareholders.”
The affirmative vote of a majority of the shares present or represented by proxy and voting at the annual meeting is required to approve the advisory resolution on our executive compensation.
Because your vote is advisory, it will not be binding on either the Board of Directors or Tyler. However, our Compensation Committee, which is composed solely of independent directors, will take into account the outcome of the shareholder vote on this proposal when considering future executive compensation arrangements. In addition, your non-binding advisory vote described in this Proposal Two will not be construed (1) as overruling any decision by the Board of Directors, any Board committee, or Tyler relating to the compensation of the Named Executive Officers or (2) as creating or changing any fiduciary duties or other duties on the part of the Board of Directors, any Board committee, or Tyler.

VOTE
Our Board of Directors unanimously recommends that the shareholders vote FOR the advisory approval of our executive compensation.

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Proposal Three
Ratification of Our Independent Auditors
for Fiscal Year 2025
The Audit Committee is responsible for selecting and retaining independent auditors. The Audit Committee has selected Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for fiscal year 2025, subject to ratification by the shareholders. The affirmative vote of a majority of the shares present or represented by proxy and voting at the annual meeting is required to ratify Ernst & Young LLP as our independent auditors for fiscal year 2025.
A representative of Ernst & Young LLP is expected to be present at the annual meeting. That representative will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.
Audit and Non-Audit Fees
Ernst & Young LLP served as our independent auditors for fiscal years 2024 and 2023. Ernst & Young LLP’s fees for all professional services during each of the last two fiscal years were as follows:

	2024 ($)	2023 ($)

Audit Fees	4,100,300	4,164,300
Audit-Related Fees	742,000	768,000
All Other Fees	350,000	—
Tax Fees	364,475	557,000
Total	5,556,775	5,489,300
Audit Fees. Fees for audit services include fees associated with the annual audit, the review of our interim financial statements, and the auditor’s opinions related to internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.
Audit-Related Fees. Fees for audit-related services generally include fees for accounting consultations and Securities and Exchange Commission (“SEC”) filings.
All Other Fees. Other 2024 fees included accounting consultations related to refinancing our revolving credit facility.
Tax Fees. Fees for tax services include fees for tax consulting and tax compliance.
The Audit Committee approved all of the independent auditor engagements and fees presented above. Our Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services provided to us by our independent auditors. All such services performed in 2024 were pre-approved by the Audit Committee. For more information on these policies and procedures, see “Board of Directors and Corporate Governance Principles—Pre-Approval Policies and Procedures for Audit and Non-Audit Services.”

VOTE
Our Board of Directors unanimously recommends that the shareholders vote FOR the ratification of Ernst & Young LLP as our independent auditors for fiscal year 2025.

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Proposal Four
Shareholder Proposal Regarding Political Spending
Mr. John Chevedden, whose address and share ownership are available upon request as described at the “Communications with Our Board of Directors” section of this Proxy, has notified the Company of his intention to offer the proposal set forth below for consideration at the Annual Meeting. The proposal and supporting statement are presented as received from the proponent in accordance with SEC rules, and the Company disclaims any responsibility for its content.

Resolved, shareholders request that the Company provide a report, updated semiannually, disclosing the Company’s:
1. Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.
2. Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
a. The identity of the recipient as well as the amount paid to each; and
b. The title(s) of the person(s) in the Company responsible for decision-making.
The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.
Supporting Statement
Long-term Tyler Technologies shareholders support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.
A company’s reputation, value, and bottom line can be adversely impacted by political spending. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and “social welfare” organizations - groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.
A recent poll of retail shareholders by Mason Dixon Polling & Research found that 83% of respondents said they would have more confidence investing in corporations that have adopted reforms that provide for transparency and accountability in political spending.
This proposal asks Tyler Technologies to disclose all of its electoral spending, including payments to trade associations and 501(c)(4) social welfare organizations which may be used for electoral purposes - and are otherwise undisclosed. This would bring our Company in line with a growing number of leading companies, including Celanese Corp., PPG Industries, and International Paper Co., which present this information on their websites.

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Without knowing the recipients of our company’s political dollars Tyler Technologies Directors and shareholders cannot sufficiently assess whether our company’s election-related spending aligns or conflicts with its policies on climate change and sustainability, or other areas of concern. Improved Tyler Technologies political spending disclosure will protect the reputation of Tyler Technologies and preserve shareholder value.
The Board’s Response to the Shareholder Proposal
After due consideration, the Board has determined that this proposal is not in the best interests of the Company and its shareholders. Accordingly, the Board unanimously recommends a vote AGAINST this proposal for the following reasons.
Tyler’s Policy Against Political Contributions is Already Publicly Available
Tyler’s Code of Business Conduct and Ethics (the “Code”), which is publicly available on our website, includes a provision titled “Political Activities and Contributions.” That provision unequivocally states that:
Tyler will not make any political contribution to or for any political party, committee, or candidate for any public office. Any employee requested by another employee to contribute Tyler funds for a political purpose to a political party, committee, or candidate for public office should decline to do so and promptly notify their human resources representative or Tyler’s chief human resources officer of the details of any such request.
In addition, the Code strictly limits any payments to government personnel to service engagements approved by the Company’s chief human resource officer and the chief legal officer, and requires that those engagements be consistent with applicable law and avoid a conflict of interest. All other payments to government personnel are “strictly prohibited,” whether made with personal funds or Tyler funds and whether made directly or indirectly. The Code is incorporated into the Company’s employee handbook, which team members review during the onboarding process and acknowledge on an annual basis thereafter.
Among other political activity to which the Company does not contribute, the Company does not operate or contribute to “Super PACs [or] 527 committees.”
Given the clear language of the Code, the fact that this Code is publicly available on our website (and referenced in other public resources and filings, such as our corporate responsibility report and our annual proxy statement), and has been the longstanding posture of the Company on this issue, requiring any further disclosure would be irrelevant, redundant, and/or of no additional value to the Company, its Board of Directors, or shareholders. In short, the Company already discloses that its policy and procedure is to disallow “making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.”
Proposal Four is Unreasonably Broad and Burdensome
The proposed semi-annual disclosure under this proposal could arguably apply to expenditures not directly related to participation or intervention in a political campaign or influencing the general public with respect to an election or referendum. The supporting statement reflects an expectation that any disclosures would extend to, for example, “payments to trade associations and 501(c)(4) social welfare organizations which may be used for electoral purposes - and are otherwise undisclosed.” Extending the expected disclosures to these types of payments is unreasonably broad and burdensome.

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To the extent the Company may participate in trade or industry associations, including through the payment of annual dues, the Company does not participate in such associations for their political activity, nor do we control their political activity in any way. At times, these associations may take their own political positions, and the Company may disagree with those positions. Any participation with trade or industry associations is focused on their expertise and insights on issues important to the markets in which we operate. While the Company may not support each of the initiatives of every association in which we may participate or align with every position of every association to which we may belong, the Company may identify unique insights, opportunities, and thought partnership from participating in the discussions that these organizations have on industry-relevant topics.
The Company’s charitable giving is primarily managed through the Tyler Foundation and focuses on tax-exempt organizations organized under Section 501(c)(3). Information about the Tyler Foundation is available on the Company’s website and in our corporate responsibility report. The Tyler Foundation makes donations to local, state, and national charitable organizations that are identified by (a) the Company, such as in response to a natural disaster, and/or (b) individual team members who submit a request to the Foundation’s Board for a discrete donation to an organization of their choosing. If the Foundation’s Board (comprised of senior executives at the Company, including our president & chief executive officer) approves the donation request, the recipient charitable organization may, as part of its independent operations, undertake downstream political activity which neither the Company nor the Tyler Foundation control, and with which the Company and/or the Tyler Foundation may not agree.
Under the Internal Revenue Code, tax-exempt organizations that engage in political activities are already required to be disclosed by the organization.
As such, additional burdensome disclosure regarding specific payments made to these associations and/or charitable organizations would not provide any meaningful additional information to shareholders. To the contrary, requiring the Company to disclose these types of payments is potentially misleading because those payments are not necessarily indicative of the Company’s position on any particular issue, politically or otherwise. Further, the disclosure of such information could be used by special interest groups to pressure the Company to oppose actions taken by these organizations or to stop supporting positions or initiatives that are in the best interests of the Company and its stockholders, employees and clients. Alternatively, competitors may use these disclosures to identify and attempt to mimic the Company’s strategic priorities.
The vagueness and potential overreach of the proposal would, if adopted, create significant compliance uncertainty, as well as significant administrative costs and burdens. It is unrealistic to expect that we will track, monitor, and report on, much less agree with, every single policy position taken by every organization to which we contribute. We believe that our resources would be better utilized in focusing on generating value for our shareholders through the operation of our business.

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Adoption of a Political Disclosure Requirement Goes Against Current Trends
Similar shareholder proposals covering lobbying and political spending have been made in recent years. Based on information available to the Company, of the nearly two dozen such proposals made in 2024, each such proposal failed because of a lack of shareholder support, even if ISS’ recommendation was “FOR.” Since 2023, a total of 42 such proposals were voted on, and nearly 98% (41/42) of those proposals failed. The Board of Directors believes these clear trends support its belief that this disclosure requirement is not in the best interest of the Company or its shareholders.
Given the transparency and effectiveness of the existing Code and related public postings, as well as the potential competitive and operational harm from additional disclosure, the Board of Directors believes that spending further corporate funds to prepare the report requested by the proposal would not be a productive use of the Company’s time and resources and would be without a corresponding benefit to its shareholders.

VOTE
Our Board of Directors unanimously recommends that the shareholders vote AGAINST this proposal.

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Proposals For Consideration	Table of Contents
Proposal Five
Approval of Amendments to Restated Certificate of Incorporation to Remove Supermajority Voting Standards
After careful consideration and upon the recommendation of the Company’s Nominating and Governance Committee, the Board voted to approve, and to recommend to our shareholders that they approve, amendments to our Restated Certificate of Incorporation (the “Certificate”) to remove supermajority voting standards currently required in our Certificate and to replace them with majority voting standards, as described below. These amendments are set forth below in subsections (a) and (b) of this Proposal No. 5 (together, the “Proposed Certificate Amendments on Voting Standards”). Approval of either of these subsections is not conditioned on approval of the other subsection.
A majority of votes cast, or simple majority, is already the voting standard for nearly all matters voted upon by the Company’s shareholders. A higher voting standard is only required under the Certificate for the extraordinary matters summarized below.
•Article Ninth involves approval of certain business combinations with interested shareholders or their affiliates. Interested shareholders include any person who beneficially owns, directly or indirectly, 10% or more of the Company’s voting stock, or has had such a beneficial ownership position within the two-year period immediately prior to the date in question. The business combinations addressed in Article Ninth include mergers or consolidations with an interested shareholder or with any other corporation that is, or after the merger or consolidation would be, an affiliate of the interested shareholder. The business combinations also include a transaction between the Company and an interested shareholder having a fair market value of $10 million or more, as well as any proposal to reclassify securities or reorganize the Company in a way that increases the proportionate share of outstanding securities of Company stock that the interested shareholder owns, directly or indirectly. The adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of an interested shareholder is also considered a business combination for purposes of Article Ninth.
•Article Twelfth involves amendments to, the repeal of, or the adoption of a provision inconsistent with, the text of either Articles Eighth (relating to the review and approval of mergers, share exchanges, and other significant transactions), Article Eleventh (related to the exculpation of directors consistent with Delaware law), or Article Twelfth (relating to amendments to certain limited provisions of the governing documents). It also addresses amendments to, the repeal of, or the adoption of changes to the bylaws by the Company’s shareholders.
Under the above limited circumstances, the supermajority voting thresholds are as follows:
•To approve an enumerated business combination under Article Ninth, the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of Company capital stock entitled to vote generally in the election of directors, voting together as a single class, and a majority of disinterested directors. Similarly, to amend Article Ninth itself to change this voting standard requires the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Company capital stock entitled to vote generally in the election of directors, voting together as a single class.
•To approve an enumerated action under Article Twelfth, the affirmative vote of the holders of two-thirds or more of the outstanding voting stock entitled to vote any regular or special meeting of the shareholders.

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Reasons for the Proposed Certificate Amendments
As part of our ongoing review of our corporate governance, and based on shareholder input, the Board determined that it is in the best interests of the Company and our shareholders to replace the supermajority voting standards described above with majority voting standards.
The Board recognizes that supermajority voting standards are intended to protect against self-interested action by large shareholders by requiring broad shareholder support for certain types of governance changes or corporate actions. The Board also recognizes that many investors and others have viewed supermajority voting provisions as conflicting with principles of good corporate governance. For example, some shareholders and commentators argue that supermajority voting standards should be eliminated due to a perception that they could limit a board’s accountability to shareholders or shareholder participation in a company’s corporate governance by allowing the holders of a minority of shares to block action deemed desirable by the holders of a majority of the shares.
In 2024, the Company included in its proxy statement a shareholder request that each Company voting requirement in our Certificate or Bylaws calling for a greater than simple majority vote be replaced by a majority vote requirement. The proposal received 92.7% support of shares present in person or represented by proxy at the 2024 annual meeting.
After considering the results of the shareholder vote, the advantages and disadvantages of maintaining a supermajority voting standards in our Certificate, and upon the recommendation of the Nominating and Governance Committee, the Board adopted resolutions to remove these supermajority voting standards and resolved to submit the amendments to our Certificate to the Company’s shareholders for consideration. It is important to note that if the Proposed Certificate Amendments on Voting Standards are approved, they will make it easier for one or more shareholders to effect other corporate governance changes in the future.
Proposal Five, Subsection A: Remove Supermajority Voting Standards in Article Ninth of the Certificate
Currently, in order to approve an enumerated business combination, Article Ninth requires the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of Company capital stock entitled to vote generally in the election of directors, voting together as a single class, and a majority of disinterested directors. Similarly, to amend Article Ninth itself requires the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Company capital stock entitled to vote generally in the election of directors, voting together as a single class.
Proposal Five, Subsection A, asks shareholders to approve the proposed changes set forth in the relevant sections below (deleted text identified by strikethrough and added text identified by underlining below):
Section 1. Approval of Certain Business Combinations. A Business Combination (as hereinafter defined) shall require (i) only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation if all of the conditions specified in either of Paragraph A or Paragraph B of this Section l are met or (ii) in addition to any affirmative vote required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than a majority ~~at least 80%~~ of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (referred to in this Article Ninth as the “Voting Stock”), voting together as a single class (it being understood that for the purposes of this Article Ninth, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Fourth of this Restated Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law….The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined)….
….

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Section 5. Amendment of Article Ninth. Notwithstanding any other provisions of this Restated Certificate of Incorporation, including Article Twelfth hereof, or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-Laws), the affirmative vote of the holders of not less than a majority ~~at least 80%~~ of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article Ninth or any provision hereof.
The Company’s Bylaws do not include a corresponding provision regarding these certain business combinations or the vote threshold for approving them. As such, no conforming changes to the Bylaws are required.
Proposal Five, Subsection B: Remove Supermajority Voting Standards in Article Twelfth of the Certificate
Currently, to approve an enumerated action under Article Twelfth of the Certificate, the affirmative vote of the holders of two-thirds or more of the outstanding voting stock entitled to vote any regular or special meeting of the shareholders is required.
Proposal Five, Subsection B, asks shareholders to approve the proposed changes set forth below:
TWELFTH. Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or the By-Laws), the affirmative vote of the holders of ~~two-thirds or more~~ no less than a majority of the outstanding voting stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Articles Eighth, Eleventh or this Article Twelfth of this Restated Certificate of Incorporation. Except as provided in Article Ninth and this Article Twelfth, this Restated Certificate of Incorporation may be amended in the manner provided by the General Corporation Law of the State of Delaware. The By-Laws of the Corporation may be altered, amended or repealed, or new By-Laws adopted, only at any regular or special meeting of the Board of Directors or upon the affirmative vote of the holders of ~~two-thirds or more~~ no less than a majority of the outstanding shares entitled to vote at any regular or special meeting of stockholders, and only if such proposed alteration, amendment, repeal or adoption be contained in the notice of such regular or special meeting.
The Company’s Bylaws incorporate the Certificate by reference in defining the standards for Bylaws amendments, and do not otherwise include a corresponding provision regarding Articles Eighth, Ninth, Eleventh or Twelfth. As such, no conforming changes to the Bylaws are required.
Additional Information
If either subsection A or subsection B of the Proposed Certificate Amendments on Voting Standards is approved by holders of two-thirds of the shares of our outstanding ~~common~~ voting stock, such amendment will become effective upon the filing of a certificate of amendment with respect to the proposed amendment with the Secretary of State of the State of Delaware, which is expected to occur promptly after the Annual Meeting. If either or both of subsection A or subsection B of the Proposed Certificate Amendments on Voting Standards is not approved by our shareholders, the corresponding amendment will not be implemented.

VOTE
Our Board of Directors unanimously recommends that the shareholders vote FOR each subsection of this shareholder proposal.

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Proposals For Consideration	Table of Contents
Proposal Six
Approval of Amendment to the Written Consent Right in the Restated Certificate of Incorporation to Incorporate Existing Corresponding Provisions in the Company’s Bylaws
After careful consideration and upon the recommendation of the Company’s Nominating and Governance Committee, the Board voted to approve, and to recommend to our shareholders that they approve, an amendment to Article Eighth, Section Three (Stockholder Action by Written Consent) of our Restated Certificate of Incorporation, as amended (the “Certificate”) to incorporate the requirements, notices and other provisions currently included in the Company’s Bylaws related to a shareholder of the Company’s right to initiate a shareholder action by written consent, as described below (the “Proposed Amendment”) into the Certificate.
The Proposed Amendment does not change the requirements, notices and other provisions related to a shareholder’s right to initiate a shareholder action by written consent that are currently contained jointly in the Certificate and the Company’s Bylaws. The Proposed Amendment only amends the existing provisions in the Certificate related to a shareholder’s right to initiate a shareholder action by written consent to incorporate the related existing provisions from the Company’s Bylaws into the Certificate.
Approval of this Proposal Six is not conditioned on approval of either subsection of Proposal Five.
Background
On May 12, 2022, at the Company’s annual meeting, shareholders voted overwhelming in favor of a proposal to amend the Certificate to provide shareholders holding at least 20% of the voting power of the Company’s outstanding capital stock with the right to request shareholder action by written consent (the “2022 Amendments”). The proxy statement delivered to shareholders in connection with the 2022 annual meeting informed shareholders that, as part of the proposed amendment to the Certificate, the Board of Directors of the Company had approved corresponding amendments to the Company’s Bylaws, subject to the approval of the amendment to the Certificate. The amendments to the Company’s Bylaws outlined, among other things, certain requirements, notices and other provisions related to the exercise by a shareholder of its right to request shareholder action by written consent. The Company included a copy of the proposed amendment to the Certificate marked to show changes and a copy of the proposed amendments to the Company’s Bylaws marked to show changes in the Company’s proxy statement to the 2022 annual meeting of shareholders. The Company’s shareholders approved the 2022 Amendments, with support from over 98% of shares voted and nearly 84% of shares outstanding. On May 19, 2022, the Company filed a Current Report on Form 8-K with copies of the amendment to the Certificate and the Company’s revised Bylaws as exhibits thereto.
Reasons for the Proposed Amendment
As part of our ongoing review of our organizational documents, consideration of the Delaware General Corporation Law and related case law, and our continuous efforts to be responsive to shareholder input, the Board determined that it is in the best interests of the Company and our shareholders to amend Article Eighth, Section Three of the Certificate to incorporate related existing provisions of the Company’s Bylaws therein.

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Proposals For Consideration	Table of Contents
Proposed Amendment
Proposal Six asks shareholders to approve the amendments to Article Eighth, Section Three as set forth below (deleted text identified by strikethrough and added text identified by underlining below):
Section 3. Stockholder Action by Written Consent. Except as provided in the certificate of designation for any series of preferred stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting by the written consent of the stockholders of the Corporation, but only if such action is taken in accordance with the provisions of this Article Eighth, Section 3. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article Eighth, Section 3. Any person other than the Corporation seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed and delivered to the Secretary of the Corporation and signed by holders of record of at least twenty percent (20%) (the “Written Consent Requisite Percentage”) of the voting power of the outstanding capital stock of the Corporation entitled to express consent on the relevant action, request that a record date be fixed for such purpose ~~in the form and in the manner prescribed in the Corporation’s By-laws~~ (a “Written Consent Record Date Request”).
A Written Consent Record Date Request must be delivered to the Secretary at the principal executive offices of the Corporation in proper form by the holders of record of at least the “Written Consent Requisite Percentage” of the voting power of the outstanding capital stock of the Corporation entitled to express consent on the relevant action presented in such Written Consent Record Date Request. To be in proper form, such Written Consent Record Date Request must describe the action that the stockholder proposes to take by consent (the “Action”) and must contain (i) the text of the proposal (including the text of any resolutions to be effected by consent), (ii) include all information required to be set forth in a notice under paragraph (c) of Article III, Section 4 of the Corporation’s By-Laws, in connection with the nomination of directors and paragraph (b) of Article II, Section 7 of the Company’s By-Laws, in connection with any other matters, to the extent applicable, as though the stockholders making the Written Consent Record Date Request were making a Special Meeting Request (as such term is defined in the Corporation’s By-Laws) in furtherance of the Action, (iii) an acknowledgment by the stockholders making the Written Consent Record Date Request and Stockholder Associated Persons (as such term is defined below), if any, on whose behalf the Written Consent Record Date Request is being made that a disposition of shares of the Corporation’s capital stock, owned of record or beneficially as of the date on which the Written Consent Record Date Request in respect of such shares is delivered to the Secretary of the Corporation, that is made at any time prior to the delivery of the first written consent with respect to the Action shall constitute a revocation of such Written Consent Record Date Request with respect to such disposed shares, (iv) a statement that the stockholder intends to solicit consents in accordance with Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), without reliance on the exemption contained in Rule 14a-2(b)(2) under the Exchange Act, and (v) documentary evidence that the stockholders making the Written Consent Record Date Request own the Written Consent Requisite Percentage as of the date that the Written Consent Record Date Request is delivered to the Secretary of the Corporation; provided, however, that if the stockholders making the Written Consent Record Date Request are not the beneficial owners of the shares representing the Written Consent Requisite Percentage, then to be valid, the Written Consent Record Date Request must also include documentary evidence that the beneficial owners on whose behalf the request is made beneficially own the Written Consent Requisite Percentage as of the date on which such Written Consent Record Date Request is delivered to the Secretary of the Corporation. In addition, the requesting stockholders and Stockholder Associated Persons, if any, on whose behalf the request is being made shall promptly provide any other information reasonably requested by the Corporation in connection with the Written Consent Record Date Request. “Stockholder Associated Person” shall mean (i) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with or otherwise acting in concert with such stockholder providing notice, (ii) any beneficial owner of shares of capital stock of the Corporation owned of record by such

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Proposals For Consideration	Table of Contents
stockholder (other than a stockholder that is a depositary), (iii) any affiliate or associate of such stockholder or such Stockholder Associated Person, (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act, or any successor instructions) with such stockholder or other Stockholder Associated Person in respect of any proposals or nominations, as applicable, and (v) a proposed nominee, in connection with a nomination of directors.
Within ten (10) days after the Corporation receives a Written Consent Record Date Request, the Board of Directors shall determine the validity of the request and whether such request relates to an action that may be taken by written consent pursuant to this Article Eighth, Section 3 and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If no record date has been fixed by the Board of Directors within ten (10) days following the Corporation’s receipt of the Written Consent Record Date Request to fix a record date for such purpose, the record date shall be the day on which the first signed written consent is delivered to the Corporation in the manner set forth in this Article Eighth, Section 3; except that, if prior action by the Board of Directors is required under the provisions of General Corporation Law of the State of Delaware and the Board of Directors determines to take such prior action, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action, and except that no record date shall be set for any action that is not a proper subject for action by written consent pursuant to this Article Eighth, Section 3 or the General Corporation Law of the State of Delaware.
In determining whether a record date has been requested by stockholders of record representing in the aggregate at least the Written Consent Requisite Percentage, multiple requests delivered to the Secretary of the Corporation will be considered together only if (i) each identifies substantially the same proposed action and includes substantially the same text of the proposal (in each case as determined in good faith by the Board of Directors), and (ii) such requests have been dated and delivered to the Secretary of the Corporation within sixty (60) days of the earliest dated request. Any stockholder may revoke a request with respect to his or her shares at any time by written revocation delivered to the Secretary of the Corporation.
The Board of Directors shall not be obligated to set a record date for an action by written consent if (i) the Written Consent Record Date Request does not comply with this Article Eighth, Section 3, (ii) such action is not a proper subject for stockholder action under applicable law, (iii) the Written Consent Record Date Request is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iv) an annual or special meeting of stockholders that included an item of business substantially the same as or substantially similar to such action (“Similar Item”) was held not more than one hundred twenty (120) days before such request for a record date was received by the Secretary of the Corporation, (v) a Similar Item is to be included in the Corporation’s notice as an item of business to be brought before a meeting of the stockholders that is to be called within forty (40) days after the Written Consent Record Date Request is received and held as soon as practicable thereafter, or (vi) such Written Consent Record Date Request or any solicitation of consents to such action was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this Article Eighth, Section 3, the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether the requirements set forth in this Article Eighth, Section 3 have been satisfied.
Stockholders may take action by written consent pursuant to this Article Eighth, Section 3 only if consents are solicited pursuant to a consent solicitation conducted pursuant to Regulation 14A under the Exchange Act, without reliance upon the exemption contained in Rule 14a-2(b)(2) under the Exchange Act.

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Proposals For Consideration	Table of Contents
Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this Article Eighth, Section 3 and not later than one hundred twenty (120) days after the record date, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation. No Consents may be delivered to the Corporation until fifty (50) days after the record date. Consents must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. Delivery must be made by hand or by certified or registered mail, return receipt requested.
To the extent of any inconsistency between the terms of this Article Eighth, Section 3 and the Company’s By-Laws, the terms of this Article Eighth, Section 3 will prevail.
Additional Information
If the Proposed Amendment is approved by holders of two-thirds of the shares of our outstanding voting stock, such amendment will become effective upon the filing of a certificate of amendment with respect to Proposed Amendment with the Secretary of State of the State of Delaware, which is expected to occur promptly after the Annual Meeting. If the Proposed Amendment is not approved by our shareholders, the Proposed Amendment will not be implemented.

VOTE
Our Board of Directors unanimously recommends that the shareholders vote FOR this proposal.

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Operations of the Board
and its Committees
General Information
Our Board of Directors is responsible for supervision of the Company’s overall affairs. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. See “Board Committees.” Following the 2025 annual meeting, if each of the nominees for director is elected at the annual meeting, the Board will consist of eight directors, including two employee directors and six independent directors, as defined by Rule 303A.02 of the New York Stock Exchange Listed Company Manual (“NYSE Rule 303A.02”).
Board Leadership Structure
Tyler’s governing documents allow the roles of Board Chair and Chief Executive Officer to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time.
The Board believes that having Mr. Marr serve as Executive Chair of the Board and having Mr. Moore serve as Chief Executive Officer is in the current best interests of Tyler and its shareholders. As Chief Executive Officer and President, Mr. Moore has full responsibility for the day-to-day leadership of Tyler’s operations. Mr. Marr and Mr. Moore communicate frequently with each other, and with the Board and management. This arrangement allows Mr. Moore to concentrate on executing and leading the Company’s strategic initiatives and business plans, incorporating the input he receives from Mr. Marr and the Board. It further allows Mr. Moore to address operational challenges in real time, consulting with Mr. Marr if and as needed. Mr. Marr, in turn, is able to focus on providing consistent executive oversight and facilitate communication between management and the Board.
Mr. Marr is not considered an independent director, at least because he remains under an employment agreement with Tyler whose current term is expected to renew in May 2025 and expire in May 2026. Accordingly, consistent with our Corporate Governance Guidelines and our Lead Independent Director Charter, the Board appointed Glenn A. Carter as Lead Independent Director for the 2024-2025 term and expects to reappoint him for the 2025-2026 term. In that capacity, Mr. Carter’s responsibilities are consistent with the responsibilities generally held by “lead directors” at public companies, including:
•Presiding at all meetings of the Board at which the Executive Chair of the Board is not present, as well as executive sessions of the independent directors
•Serving as liaison between the Executive Chair and the independent directors
•Having the authority to call meetings of the independent directors and preparing the agenda for such meetings
•Coordinating the activities of the independent directors when acting as a group
•Approving meeting schedules to ensure there is sufficient time for discussion of all agenda items
•Advising the Executive Chair and Chief Executive Officer as to the quality, quantity, and timeliness of the flow of information from management, including the materials provided to directors at Board meetings

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Operations of the Board	Table of Contents
The Board’s Role in Risk Oversight
Senior management is responsible for assessing and managing Tyler’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and programs. The Board of Directors is responsible for overseeing management in the execution of its responsibilities and for assessing Tyler’s overall approach to risk management.
An overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies, operations, and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, other financial matters, information security, performance against Tyler’s long-term goals, and human capital. The Board of Directors exercises these responsibilities periodically as part of its meetings, which occur at least once per quarter, and also through its committees, each of which examines various components of enterprise risk, such as the examples provided below:
The Audit Committee oversees management of financial risks, information security risks, and Tyler’s overall policies with respect to risk assessment and risk management. As part of those responsibilities, the Audit Committee oversees an enterprise risk assessment that the Company’s internal audit team conducts and reports on to the Audit Committee. The Compensation Committee is responsible for overseeing the management of risks relating to Tyler’s executive compensation plans and arrangements. The Nominating and Governance Committee manages risks associated with Board independence and potential conflicts of interest, director succession and refreshment planning, and the Company’s corporate governance and corporate responsibility work.
Board and Committee Independence
Our Board of Directors has determined, after considering all relevant facts and circumstances, that each of non-employee directors (Mr. Carter, Ms. Carter, Ms. Cline, Mr. Hawkins, Mr. Pope, and Mr. Teed): (1) has no material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us), and (2) is “independent” within the meaning of the New York Stock Exchange director independence standards currently in effect. In 2024, the Board noted that although more than three years had passed since Mr. Teed’s February 2020 retirement from a non-officer position at Tyler, Mr. Teed would not be considered independent under New York Stock Exchange Rules because, after his retirement, he served as a part-time consultant to Tyler until August 31, 2021. Under that consulting agreement, he was paid a nominal salary; however, previously granted Tyler stock continued to vest, in a value that exceeded $120,000, under the terms of the Company’s Amended and Restated 2018 Stock Incentive Plan. More than three years have now passed since Mr. Teed’s part-time consultancy (as well as any vesting under his consulting agreement). In addition, even if a five-year look-back is used, more than five years have also passed since his retirement.
If each of the nominees for director is elected at the annual meeting, our Board of Directors will be comprised of a majority of “independent” directors as required by the New York Stock Exchange. Furthermore, our Board of Directors has determined that each of the independent directors may serve as members of the Audit Committee, Compensation Committee, and/or Nominating and Governance Committee, having no material relationship with Tyler (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Tyler).
Meetings of the Board of Directors and Committees
During 2024, our Board of Directors held four meetings. Each then-current Board member participated in at least 75% of all Board and committee meetings held during the portion of the 2024-2025 term that they served as a director and/or committee member.
Directors are not required to attend our annual meetings of shareholders. However, our Board of Directors typically holds a meeting immediately following the annual meeting of shareholders. Therefore, in most cases, all of our director nominees will be present at the annual meeting. Tyler understands that all director nominees intend to attend our 2025 annual meeting. All directors serving on the Board at the time attended the 2024 annual meeting.

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Operations of the Board	Table of Contents
Our Corporate Governance Guidelines provide that independent directors will meet in executive session without the Chief Executive Officer or other management present at least twice annually, and otherwise as necessary and appropriate. Consistent with our Lead Independent Director Charter, available at our website, www.tylertech.com, Mr. Carter presides at executive sessions held in accordance with our Corporate Governance Guidelines.
Annual Self-Evaluations
The Board of Directors and each of its committees conduct annual self-evaluations to assess the qualifications, attributes, skills and experience represented on the Board, and to determine whether the Board and its committees are functioning properly.
Board Committees
Our Board of Directors has the following four standing committees: Audit Committee; Compensation Committee; Nominating and Governance Committee; and Executive Committee. Each committee (other than the Executive Committee) has a written charter. Those charters may be found at our website, www.tylertech.com.
The table below provides the 2024 membership and 2024 meeting information for each of the committees:

Name	Audit	Compensation	Nominating and Governance	Executive

Glenn A. Carter	•	•	Chair
Margot L. Carter			•
Brenda A Cline	Chair		•
Ronnie D. Hawkins, Jr.		•
John S. Marr, Jr.				Chair
H. Lynn Moore, Jr.				•
Andrew D. Teed
Daniel M. Pope	•	Chair
Total Meetings in 2024	Five	Four	Four	Periodically
Below is a description of each committee and certain procedures or standards relating to their operations. The Audit Committee charter requires that it be comprised of at least three directors, each independent. The Compensation Committee and Nominating and Governance Committee charters each require that the respective committee be comprised of at least two directors, each independent. Each of those committees has the authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.
Audit Committee. The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices; compliance with legal and regulatory requirements; management of information security compliance and risk; and enterprise risk assessments. The Audit Committee’s role includes, but is not limited to:
•Considering the independence of our independent auditors before we engage them
•Reviewing with the independent auditors the fee, scope, and timing of the audit
•Reviewing the completed audit with the independent auditors regarding any significant accounting adjustments, recommendations for improving internal controls, appropriateness of accounting policies, appropriateness of accounting and disclosure decisions with respect to significant unusual transactions or material obligations, and significant findings during the audit

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Operations of the Board	Table of Contents
•Performing periodic formal committee self-evaluations
•Reviewing our financial statements and related regulatory filings with management and the independent auditors
•Meeting periodically with management and internal audit to discuss internal accounting and financial controls
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to prepare or issue audit reports on our financial statements and internal control over financial reporting. The Audit Committee relies on the expertise and knowledge of management, internal audit, and the independent auditor in carrying out its oversight responsibilities.
The Board of Directors has determined that each 2024 Audit Committee member was a non-executive director who satisfied the New York Stock Exchange director independence standards and had sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The Board of Directors expects to make that same determination for the proposed 2025 Audit Committee members.
Audit Committee Financial Expert. The Audit Committee charter requires, among other things, that the committee include at least one director who will qualify as an “audit committee financial expert” as set forth in Item 401(h) of the SEC’s Regulation S-K. Our Board of Directors determined that Ms. Cline, 2024 Chair of the Audit Committee, possessed the attributes necessary to qualify as an “audit committee financial expert” as set forth in Item 401(h) of the SEC’s Regulation S-K. The Board expects to propose that Ms. Cline continue as Chair of the Audit Committee in 2025, and she continues to possess these same attributes.
Pre-Approval Policies and Procedures for Audit and Non-Audit Services. The Audit Committee Charter requires that the Audit Committee pre-approve all of the audit and non-audit services performed by Tyler’s independent auditors. The purpose of these pre-approval procedures is to ensure that the provision of services by Tyler’s independent auditors does not impair their independence. Each year, the Audit Committee receives fee estimates from Tyler’s independent auditors for each category of services to be performed by the independent auditors during the upcoming fiscal reporting year. These categories of services include Audit Services, Audit-Related Services, Tax Services, and All Other Services. Upon review of the types of services to be performed and the estimated fees related thereto, the Audit Committee will determine which services and fees should be pre-approved for a period of twelve months. The Audit Committee may periodically review the list of pre-approved services based on subsequent determinations. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee (or a delegated member of the Audit Committee) prior to the performance of such service. Any proposed services exceeding the pre-approved cost levels will also require specific pre-approval by the Audit Committee (or a delegated member of the Audit Committee).
Compensation Committee. The Compensation Committee has responsibility for defining and articulating our overall compensation philosophy and administering and approving all elements of compensation for elected corporate officers, including annual salary, annual incentive compensation, and long-term incentive compensation. The Compensation Committee reports to shareholders as required by the SEC. See “Compensation Discussion and Analysis — Compensation Committee Report.” Members of the 2024 Compensation Committee were non-executive directors who were affirmatively determined by the Board of Directors to satisfy the New York Stock Exchange director independence standards. The Board of Directors expects to make that same determination for the proposed 2025 Compensation Committee members. For more information about the work of the Compensation Committee, see “Compensation Discussion and Analysis.”
Nominating and Governance Committee. The Nominating and Governance Committee’s duties include, but are not limited to:
•Identifying and recommending candidates for election to our Board of Directors
•Identifying and recommending candidates to fill vacancies occurring between annual shareholder meetings
•Reviewing the composition of Board committees

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Operations of the Board	Table of Contents
•Periodically reviewing the appropriate skills and characteristics required of Board members in the context of the current make-up of our Board of Directors
•Monitoring, managing, and advising the Board on corporate governance best practices
The Nominating and Governance Committee also has oversight responsibility for our corporate responsibility initiatives and the Corporate Responsibility report we publish annually. Members of the 2024 Nominating and Governance Committee were non-executive directors who were affirmatively determined by the Board of Directors to satisfy the New York Stock Exchange director independence standards. The Board of Directors expects to make that same determination for the proposed 2025 Nominating and Governance Committee members.
Director Nominating Process. The Nominating and Governance Committee is responsible for reviewing and interviewing qualified candidates to serve on our Board of Directors and to select both “independent” and management nominees for director to be elected by Tyler’s shareholders at each annual meeting. Our Corporate Governance Guidelines include the criteria our Board of Directors believes are important in the selection of director nominees. For more information about director nominee criteria and qualifications, see “Proposals for Consideration—Director Nominee Qualifications” and “Proposals for Consideration—Board Diversity.”
The Nominating and Governance Committee may, in the exercise of its discretion, actively solicit nominee candidates, including through the retention of a professional search firm to assist in identifying appropriate nominee candidates. The Nominating and Governance committee will also consider nominee recommendations from other directors and/or nomination recommendations from shareholders. Please see “Shareholder-Recommended Director Candidates” and “Shareholder Proposals” for more information.
Executive Committee. The Executive Committee has the authority to act for the entire Board of Directors, but may not commit to an expenditure in excess of $25,000,000 without full Board approval.
Non-Employee Director Compensation
Components of Non-Employee Director Compensation. In 2022, the Board approved the following compensation components for non-employee directors:
•An annual cash retainer of $85,000 for the Lead Independent Director and $60,000 for each of the other non-employee directors
•An annual cash retainer of $30,000 for the chair of the Audit Committee and $15,000 for each non-chair member of the Audit Committee
•An annual cash retainer of $25,000 for the chair of the Compensation Committee and $12,500 for each non-chair member of the Compensation Committee
•An annual cash retainer of $20,000 for the chair of the Nominating and Governance Committee and $10,000 for each non-chair member of the Nominating and Governance Committee
•Reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board of Directors or its committees and related activities
All annual fees are paid on a quarterly basis.
Each non-employee director also receives an annual equity grant of restricted stock units valued at $250,000, subject to a one-year vesting period.
Non-employee directors are subject to the Company’s Stock Ownership Guidelines, which were updated in May 2022. Each non-employee director is required to own or hold Company stock at a market value equal to five times the applicable annual cash retainer. There is a three-year compliance window under the Guidelines. All of our non-employee directors currently meet the stock ownership guidelines or are making acceptable progress to that threshold.

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Operations of the Board	Table of Contents
2024 Director Compensation. The following table sets forth a summary of the compensation paid to our current non-employee directors in 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(2)

Glenn A. Carter	117,500	249,593	367,093
Margot L. Carter	52,500	249,593	302,093
Brenda A. Cline	100,000	249,593	349,593
Ronnie D. Hawkins	72,500	249,593	322,093
Andrew D. Teed	45,000	249,593	294,593
Daniel M. Pope	100,000	249,593	349,593
1.On May 9, 2024, we granted each of our non-employee directors 518 restricted stock units with a grant date fair value of $249,593, computed in accordance with FASB ASC Topic 718. These restricted stock units vest and will be settled in shares on the first anniversary of the grant date. No options to purchase shares of our common stock were granted to our non-employee directors in 2024.
2.The following table shows the aggregate shares underlying outstanding common stock options and restricted stock units, based upon grants made as director compensation, held by non-employee directors as of December 31, 2024.

Name	Number of Stock Options (#)	Number of Stock Awards (#)

Glenn A. Carter	10,000	518
Margot L. Carter	—	518
Brenda A. Cline	5,000	518
Ronnie D. Hawkins	—	518
Andrew D. Teed	—	518
Daniel M. Pope	—	518
Director & Officer Liability Insurance
Directors are covered under our director and officer liability insurance for claims alleged in connection with their service as directors. We have entered into indemnification agreements with all of our directors, agreeing to indemnify them to the fullest extent permitted by law for claims alleged in connection with their service on the Board.

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Operations of the Board	Table of Contents
Communications with Our Board of Directors
Any shareholder or interested party who wishes to communicate with our Board of Directors or any specific director(s), including non-management director(s), may write to:
Board of Directors
Tyler Technologies, Inc.
5101 Tennyson Parkway
Plano, Texas 75024
Depending on the subject matter, management will:
•Forward the communication to the director or directors to whom it is addressed (for example, if the communication received relates to our “whistleblower policy” found on our website, www.tylertech.com, including questions, concerns, or complaints regarding accounting, internal accounting controls, and auditing matters, it will be forwarded by management to the Chair of the Audit Committee for review);
•Attempt to handle the inquiry directly (for example, if the communication is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our Board of Directors); and/or
•Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
At each meeting of our Board of Directors, our Executive Chair will present a summary of all communications received since the last meeting of the Board of Directors that were not forwarded and will make those communications available to any director on request.

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Certain Relationships
and Related Transactions
Our directors and executive officers seek approval from the Board of Directors prior to entering into a business arrangement that may be deemed a conflict of interest as described in our Code of Business Conduct and Ethics. Examples of transactions that may be considered a conflict of interest include:
•to receive from or give to anyone that has a business relationship with us something with more than a token value;
•to lend to or borrow from individuals or concerns that do business with or compete with us, except banks and other financial institutions;
•to serve as an officer, director, employee, or consultant of, or receive income from, any enterprise doing business with or competing with us;
•to own an interest in or engage in the management of an organization providing services or products to us, or to which we sell or compete, except when such interest (a) comprises publicly traded securities listed on a national securities exchange or the OTC margin list and (b) is not in excess of 5% of the securities of such company; and
•to knowingly cause, either directly or indirectly, us to enter into a business transaction with a close relative of the director or executive officer or a business enterprise of such relative.
In addition, on an annual basis we review our financial records to ensure all related-party transactions are identified, quantified, and adequately disclosed. Also, each director and executive officer must disclose in writing any known related-party transactions during the completion of the annual director and officer questionnaire.
Throughout 2024, we employed Dane L. Womble, a brother of former director Dustin R. Womble who served on our Board until May 2024. Dane L. Womble is the President of our Public Administration Group and received in excess of $120,000 in salary and bonus compensation in 2024 in exchange for services rendered. He was also granted restricted stock units with respect to 567 shares of our common stock, which vest over three years, and long-term PSUs with respect to 4,194 shares that are subject to a three-year performance condition. In addition, Dane L. Womble received other employee benefits on the same basis as other, similarly situated employees. Dane L. Womble’s total compensation is consistent with that of similarly situated employees and his compensation terms are established directly with him, independent of any relationship he has with Dustin R. Womble.
Throughout 2024, we employed Jennifer M. LeBlanc, a daughter of Executive Chair John S. Marr, Jr. Ms. LeBlanc serves as a Group Vice President of Financial Planning and Analysis and received in excess of $120,000 in salary and bonus compensation in 2024 in exchange for services rendered. Ms. LeBlanc was also granted restricted stock units with respect to 850 shares of our common stock, which vest over three years. In addition, Ms. LeBlanc received other employee benefits on the same basis as similarly situated employees. Ms. LeBlanc’s total compensation is consistent with that of similarly situated employees, and her compensation terms are established directly with her, independent of any relationship she has with Mr. Marr.

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Report of the Audit Committee
The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements (including but not limited to information security compliance), the independent auditor’s qualifications and independence, the performance of our independent auditors, the effectiveness of our disclosure controls and of our internal controls over financial reporting, and risk assessment and risk management. The Audit Committee manages the relationship with our independent auditors, who report directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding from us for such advice and assistance, as determined by the Audit Committee.
Management has the primary responsibility for our reporting process, including our systems of internal controls and for preparing our financial statements. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements contained in the Annual Report, including a detailed discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee meets with the independent auditors, with and without management present, to discuss the overall scope and plans for the audits and the results of their examinations. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the accounting principles and such other matters as are required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also reviewed management’s report on internal control over financial reporting and the independent registered public accounting firm’s related opinions. In addition, the Audit Committee received from the independent auditors written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with the independent auditors, the independent auditors’ independence. The Audit Committee met five times during 2024.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
This report is submitted by the 2024-2025 Audit Committee.
Brenda A. Cline, Chair
Glenn A. Carter
Daniel M. Pope

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Corporate Governance Principles
Our Board of Directors has adopted a number of corporate governance policies and practices that apply to the Board, our executive officers, and/or our Company and employee community. Representative highlights of those policies and practices are shared below. For more information, please visit our website, www.tylertech.com.
Corporate Governance Guidelines
Our Corporate Governance Guidelines include the following:
•Independence standards, under which director independence is evaluated on an annual basis under the requirements of applicable rules and standards.
•Limitations on the number of additional public company boards on which a director may serve to a maximum of four, and on the number of additional public company audit committees that a member of our Audit Committee may serve to a maximum of two.
•Expectations that directors should attend all Board meetings and all committee meetings on which they serve.
•Complete and open access to the Company’s executives and senior leadership.
•Authority of non-employee directors and each committee to retain independent legal, financial, or other advisors when such advice is necessary, appropriate, and in the best interests of the Company and its shareholders.
•Executive sessions of independent directors at least twice annually, and otherwise as deemed necessary and appropriate.
•Annual evaluations of directors, committees, and the Board as a whole.
•Application of Stock Ownership Guidelines and Stock Anti-Hedging and Pledging Policy to directors and executives.
•Annual evaluation of CEO performance against goals and objectives established by the Compensation Committee, in consultation with the Board Chair.
•Periodic reports by the Nominating and Governance Committee regarding succession planning.
•Prohibition of personal loans by the Company to any director or member of executive management.
•Prohibition of stock option repricing.
Code of Business Conduct and Ethics
Tyler expects all directors, officers and employees to exercise the highest degree of professional business ethics in all actions they undertake on the Company’s behalf. Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, executive officers (including, without limitation, the chief executive officer, chief financial officer, principal accounting officer, and controller), and employees. The policies established under the Code include:
•Steps for contacting the Chair of the Audit Committee to report any concerns about an accounting, auditing, internal control, or related matter, and prohibition of retaliation for reporting the same.
•Expectations to conduct all Company business in accordance with applicable law.
•Prohibition of the use of any Company asset for any unlawful or improper purpose.
•Prohibition of any Company political contribution to any party, committee, or candidate for public office, as well as payments to government officials and personnel.
•Prohibition of financial or other interests that might conflict with the best interests of the Company.
•Requirement to use reasonable care to protect against the unauthorized use or disclosure of the Company’s confidential or proprietary information.

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Corporate Governance Principles	Table of Contents
•Prohibition of insider trading and imposition of trading limitations that apply to all directors, officers, and employees during applicable timeframes.
•Encouraging employees to report any work-related accident or injuries, or unsafe or hazardous working conditions, and prohibition of retaliation for reporting the same.
•Commitment to equal employment opportunities and non-discrimination in the Company’s workforce.
•Prohibition of all forms of harassment, with reporting instructions in the event of an incident and prohibition of retaliation for reporting the same.
The Board periodically reviews the Code and any adopted updates are posted to our website. The Code was last updated in May 2024. Company employees must review and acknowledge the Employee Handbook, which incorporates the Code, on an annual basis, and receive regular training on Code topics such as protecting confidential information and anti-harassment. We also publish reminders about Tyler’s insider trading policy, trading limitations, and whistleblower policy.
Anti-Bribery Policy
In 2021, our Board of Directors adopted a standalone anti-bribery policy, setting forth our expectations of integrity and anti-bribery specific to Tyler’s foreign activities and international presence, consistent with the applicable provisions of the U.S. Foreign Corrupt Practices Act and other international anti-bribery laws that prohibit unlawful payments to secure unfair business advantages. The policy applies to the Company and all of its subsidiaries and each of their directors, officers, employees, agents and representatives. Potential or suspected violations are to be reported to a member of the Audit Committee or to our Chief Legal Officer.
Whistleblower Policy
Tyler is committed to compliance with all applicable securities laws and regulations, accounting standards, accounting controls, and audit practices. The Board of Directors adopted a standalone Whistleblower Policy, which is posted on our website and referenced in other Company documentation. That policy sets forth detailed procedures for the reporting of concerns or complaints regarding accounting, internal accounting controls, or auditing matters, including concerns around questionable accounting or auditing matters. Tyler does not permit retaliation of any kind for reporting a concern or complaint under the policy.
Stock Ownership Guidelines
In 2018, our Board of Directors approved stock ownership guidelines, which were updated in 2022 to increase the ownership requirement applicable to directors. The guidelines are based on the Board’s belief that Tyler’s directors and executive officers should have a meaningful ownership stake in Tyler that will align their interests with Tyler’s shareholders and will promote sound corporate governance. The guidelines apply to non-employee members of the Board and designated executive officers of Tyler. The market value of shares each “covered person” is required to hold is equal to or greater than the ownership levels specified below, based on a multiple of executive officers’ base salary or non-employee directors’ annual cash retainer.

Covered Person Position	Stock Ownership Guideline

Executive Chair, Chief Executive Officer, President	6 times base salary
Other Named Executive Officers	4 times base salary
Other Executive Officers as designated by the Compensation Committee of the Board	1 times base salary
Non-employee Directors	5 times annual cash retainer

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Corporate Governance Principles	Table of Contents
Compliance is evaluated once per year, as of the last day of each fiscal year. We expect each covered person to meet these guidelines within three years from their commencement of service with Tyler as a covered person. In the event of a promotion or an increase in base salary, annual cash retainer, or ownership requirement, the covered person is expected to meet the higher ownership amount within three years from the effective date of the promotion, salary, retainer change, or ownership requirement. Each of our covered persons is in compliance, or making meaningful progress towards compliance, as applicable, with the stock ownership guidelines as of December 31, 2024. A copy of the Stock Ownership Guidelines may be found on our website, www.tylertech.com.
Insider Trading Policy
Our insider trading policy (most recently adopted by the Board in 2023) prohibits our directors, officers, and employees (as well as family members and others living in a covered person’s household), from engaging in transactions in Tyler stock while in the possession of material non-public information, from disclosing material non-public information to unauthorized persons outside Tyler, and from “short selling” Tyler stock (or an interest in Tyler stock). The policy additionally includes a general blackout period for stock transactions beginning on the first business day after the end of each fiscal quarter through the close of trading on the second full business day after Tyler’s public earnings announcement.
Directors, executive officers and executive management, and officers or key employees of any Tyler division (including accounting personnel) may not buy or sell Tyler stock without prior approval from our Chief Legal Officer. These persons are also subject to an extended blackout period that begins on the 16th day of the third month of each fiscal quarter through the close of trading on the second full business day after our public earnings announcement. A copy of the Insider Trading Policy may be found on our website, www.tylertech.com.
Rule 10b5-1 Plans
No director or officer of Tyler had a Rule 10b5-1 trading plan or a non-Rule 10b5-1 trading arrangement in place during 2024. On March 6, 2025, Lynn Moore executed a Rule 10b5-1 trading plan under which trading may not begin until June 10, 2025 and that terminates no later than February 9, 2026. Additional information is available in the Form 8-K filed on March 11, 2025. No other director or officer has a Rule 10b5-1 trading plan or a non-Rule 10b5-1 trading arrangement in place as of March 27, 2025.
Stock Anti-Hedging and Pledging Policy
In 2018, our Board approved an anti-hedging/pledging policy, which provides that the same non-employee directors and executive officers subject to the Stock Ownership Guidelines are prohibited from engaging in any hedging transaction that could reduce or limit that person’s holdings, ownership or interest in Company securities. Such transactions, while allowing the holder to own Tyler’s securities without the full risks and rewards of ownership, potentially separate the holder’s interests from those of our shareholders generally. In addition, those same covered persons are discouraged from pledging Company securities or from holding our securities in margin accounts and are prohibited from doing so to the extent of the Stock Ownership Guidelines. A copy of the Stock Anti-Hedging and Pledging Policy may be found on our website, www.tylertech.com.

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Corporate Governance Principles	Table of Contents
Corporate Responsibility
Tyler takes an intentional approach to our corporate responsibility program. Our efforts are guided by strong governance and oversight, materiality, and long-term value creation. The Nominating and Governance Committee has oversight responsibility for our corporate responsibility work, including matters relating to governance, human capital, and environmental disclosures. The Board is regularly briefed on these matters.
Tyler’s corporate responsibility disclosures are reported in reference to recognized frameworks, including the Sustainability Accounting Standards Board Standards (SASB) and the Global Reporting Initiative Standards. Tyler’s disclosures are guided by our management-level Corporate Responsibility Council, a collaborative group of corporate leaders and subject matter experts who provide guidance on best practices and key corporate responsibility issues. The Council met regularly throughout 2024 to coordinate and communicate our corporate responsibility initiatives.
The Council aims to integrate stakeholder perspectives and best practices to guide an actionable program that helps drive long-term, sustainable value creation. The Council’s executive sponsor is Tyler’s Chief Administrative Officer and Corporate Secretary, who participates in and shares quarterly updates with the Board, including our Lead Independent Chair and Chair of our Nominating and Governance Committee. We encourage shareholders to review the Corporate Responsibility Reports we make available on our website, www.tylertech.com/about-us/who-we-are/corporate-responsibility. Since 2021, those reports have also included EEO-1 data.
We are pleased to share the following corporate responsibility highlights from 2024:
•Completed a robust Double Materiality Assessment to identify and prioritize the relevance of sustainability matters to our financial materiality and impact materiality. This helped us prioritize the material topics addressed in more detail in our 2024 Corporate Responsibility report.
•Completed our inaugural CDP submission in response to capital market requests for environmental management disclosures. (CDP is a global non-profit organization that manages an independent environmental disclosure system and aggregates data from companies, capital markets, cities, states, and regions to manage environmental impacts and generate environmental impact scores.)
•Integrated corporate responsibility topics in our enterprise risk management processes.
•Achieved significant efficiencies and improved data governance from the 2023 implementation of our data management and validation platform.
•Achieved 100% employee completion rate for our redesigned privacy training and anti-harassment training, and more than 95% employee completion rate for our company-wide information security training.
•Expanded our Security Champions program by more than 30%.
•Implemented a foundational redesign of our leadership competencies program.
•Realigned and strengthened our Tyler Together program, driving a renewed focus on business impact and measurable outcomes.

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Shareholder Engagement
Tyler prioritizes open communication and transparency in our engagement with shareholders and the broader investment community. We believe effective corporate governance includes regular, constructive conversations with our shareholders, allowing us to build a better understanding of their priorities and perspectives.
Over the course of 2024, Tyler leadership and members of our Board of Directors regularly engaged with shareholders on topics predominantly centered on their questions about our approach to enterprise risk management, board composition and refreshment considerations, compensation practices, human capital development, talent recruitment, climate-related disclosures, and overall progress on our corporate responsibility matters. The Chairs of our Compensation Committee and Nominating and Governance Committee were typically joined by our Chief Financial Officer, then-Chief Legal Officer, and/or Chief Human Resources Officer for those discussions. We also regularly welcomed investors and prospective investors at our corporate headquarters, where they typically met with our Chief Executive Officer, Chief Financial Officer, and/or Chief Operating Officer, along with other Company leaders. Following each meeting, executive meeting summaries highlighting key discussion points and feedback were reviewed at the following Nominating and Governance Committee meeting and shared with our Board of Directors.
Specific to compensation practices, our discussions focused on current levels of compensation and performance metrics used in providing short-term and long-term incentive compensation to our Named Executive Officers. At our 2024 Annual Meeting of Shareholders, our say-on-pay proposal received the support of over 96% of the votes cast. Our Board views this support as affirmation that our shareholders support our approach to Named Executive Officer compensation, that our policies are in alignment with our shareholders, and that they appropriately reflect our “pay for performance” philosophy. Based on engagement with shareholders and the high level of approval, the Compensation Committee determined that current executive compensation practices and those being considered for the future remain appropriate.
The governance practices we discussed with investors included our approach to Board composition, including the skill sets each director brings to the Board and how those are intended to complement the Company’s strategic priorities. We also responded to shareholder inquiries regarding privacy and data security, talent retention and development, allocation of risk management, our responsible AI strategy and framework, and our performance against various sustainability metrics. We believe these conversations were fruitful, and reflected a shared understanding of the Company’s commitment to sound governance practices that inherently align with our business philosophy.
Another element of our open dialogue with shareholders is their input on our long-term business strategy. During 2024, our engagement efforts included numerous in-office and virtual meetings, in addition to participating in 17 investor conferences. These meetings and events allowed us to interact with a broad base of both existing shareholders and new institutional investors. Discussion topics focused on Tyler’s ongoing cloud transition and our strategic growth roadmap, including our mid- to long-term financial targets and capital allocation framework and what we refer to as our Tyler 2030 vision. Primarily with European and Asian investors, who typically integrate sustainability measures into their investment criteria, we also discussed our climate-related disclosures. We enjoyed direct interactions with the majority of our top 25 shareholders, representing approximately 57% of our shares outstanding.

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Compensation
Discussion and Analysis
This Compensation Discussion and Analysis describes the compensation program for certain of our executive officers (the “Named Executive Officers” or “NEOs”) and provides an overview of our executive compensation philosophy, objectives, policies and practices. It also describes how and why the Compensation Committee made specific decisions relative to Named Executive Officer compensation for 2024 and 2025. The NEOs covered in this Compensation Discussion and Analysis for 2024 are:

Name	Title

John S. Marr, Jr.	Executive Chair
H. Lynn Moore, Jr.	President & Chief Executive Officer
Brian K. Miller	Executive Vice President & Chief Financial Officer
Jeffrey D. Puckett	Chief Operating Officer

Executive Summary
2024 Business Highlights
In 2024, we achieved or exceeded our objectives across virtually all key financial, operational and strategic metrics. Total revenues reached $2.138 billion, reflecting 9.5% growth. Recurring revenues grew 11%, comprising 84.5% of total revenues. Software-as-a-service (SaaS) revenues rose 22%, surpassing our target of a 20% CAGR through 2025. SaaS arrangements represented 96% of total new software contract value, as we continued to accelerate our move to the cloud.
We also delivered strong profitability, and both earnings and cash flow surpassed our expectations, driven by operational efficiencies from our cloud transition and leverage in operating expenses. GAAP net income was up 58.5% at $263.0 million, or $6.05 per diluted share, while non-GAAP net income grew 24.5% or $415.3 million, or $9.55 per diluted share. Cash flow growth was exceptionally strong, driven by earnings growth and effective working capital management.
Beyond our financial results, we achieved significant milestones in advancing our strategic initiatives. From accelerating cloud adoption to enhancing our sales alignment and strengthening our balance sheet, we continue to position Tyler to deliver durable growth and value for the long term.

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Executive Summary	Table of Contents
For the year ended December 31, 2024:

$2.138 billion	$1.806 billion	$263.0 million(1)	$624.6 million

Total revenues were $2.138 billion, up 9.5% over 2023.	Recurring revenues were $1.806 billion, up 11.1%, and comprised 84.5% of 2024 revenues, up from 83.3%.
We achieved net income under Generally Accepted Accounting Principles (“GAAP”) of $263.0 million, or $6.05 per diluted share, up 58.5%. Non-GAAP net income was $415.3 million, or $9.55 per diluted share, up 24.5%.(1)

We generated $624.6 million in cash from operations during the year and ended the year with total cash and investments of $788.7 million, and total outstanding debt, including convertible debt of $600.0 million.

We further strengthened our balance sheet and reduced term debt by $50 million, bringing our net leverage at year-end to under one times pro forma EBITDA. We have repaid $1.2 billion of debt since the acquisition of NIC in April 2021.

(1) Refer to Appendix A for our Reconciliations of GAAP to non-GAAP Financial Measures.

In addition to our financial performance, 2024 achievements included:
•Recognition for the 8th consecutive year by Government Technology Magazine on its “2024 GovTech 100” list.
•Further increased workplace presence in our largest office locations while continuing to provide flexible work options.
•Recognition as a top workplace in Texas and Michigan, and national workplace recognition as Forbes’ ‘America’s Best Employers for Women’ and ‘America’s Best Large Employers’; as Newsweek’s ‘America’s Greatest Workplaces for Parents and Families’; and as TIME’s ‘America’s Best Midsize Companies’.
•Recognized as AWS’ 2024 State or Local Government Partner of the year.
•Giving back to the communities where we live and work through more than 12,500 hours of time donated in 2024 by Tyler team members to local non-profits and community organizations.
2024 Executive Compensation Summary
For 2024, the Compensation Committee continued to balance each element of our executive compensation program. These elements are designed to motivate our NEOs to achieve financial and operational objectives that drive long-term growth for our shareholders. As such, in 2024 the Compensation Committee, for each element, took the following approach:
•Annual Salary:
◦Maintained existing salaries for Mr. Marr, Mr. Moore, Mr. Miller, and Mr. Puckett.
•Short-term Incentive:
◦Maintained existing short-term incentive target levels of Mr. Moore, Mr. Miller, and Mr. Puckett for 2024. As Executive Chair, Mr. Marr does not receive a short-term incentive.
◦Based on results achieved in 2024 Non-GAAP Earnings Per Share, determined that 150% of target incentive was earned, and issued Mr. Moore, Mr. Miller, and Mr. Puckett 1,664; 1,047; and 801 short-term PSUs, respectively.

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Executive Summary	Table of Contents
•Long-term Incentive:
◦Increased Mr. Puckett’s long-term incentive target by 9.3% and maintained existing long-term incentive targets for Mr. Marr, Mr. Moore, and Mr. Miller in 2024.
◦Granted Mr. Marr, Mr. Moore, Mr. Miller, and Mr. Puckett 2,040; 14,742; 6,804; and 4,762 long-term PSUs and 0; 2,268; 1,134; and 567 RSUs, respectively. The Compensation Committee maintained the target value of long-term incentives to the NEOs from 2023 to 2024 (the number of units granted is lower due to the increased value per share at the time of grant). The long-term PSUs granted in 2024 vest in 2027 based on achievement of three-year performance goals. The long-term RSUs granted in 2024 vest one-third each year over three years from grant date. As noted above, Mr. Marr did not receive an RSU grant in 2024.
◦Based on goals established for the PSUs granted in 2022 and tied to the achievement of 3-year cumulative recurring revenue growth, determined that target was achieved and approved vesting of 6,500; 3,750; and 2,500 long-term PSUs for Mr. Moore, Mr. Miller and Mr. Puckett, respectively. Mr. Marr did not receive a 2022 long-term incentive PSU grant.
The table below summarizes the compensation actions approved by the Compensation Committee for each of the NEOs in 2024:

	2024 Annual Salary Change (%)	2024 Short-term Stock Incentive (PSUs)		2024 Long-term Stock Incentive
Name		Change to Target (%)	Shares Earned(1)	PSUs Granted(2)	RSUs Granted(3)

John S. Marr, Jr.	0	n/a	n/a	2,040	0
H. Lynn Moore, Jr.	0	0	1,664	14,742	2,268
Brian K. Miller	0	0	1,047	6,804	1,134
Jeffrey D. Puckett	0	0	801	4,762	567
(1) Represents 150% of the target amounts based on achievement of short-term incentive performance goals in 2024
(2) PSUs granted will vest in 2027 based on achievement of three-year performance goals
(3) RSUs granted vest one-third each year over three years from grant date

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Executive Summary	Table of Contents
The total target direct compensation awarded to our Named Executive Officers in 2024 was allocated as follows:

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Compensation Philosophy
and Objectives
Elements of Executive Compensation
The elements of our executive compensation packages, as well as their purposes and associated metrics, are outlined below. All are reviewed and approved by the Compensation Committee on at least an annual basis.

	Element	Form of Compensation	Purpose	2024 Metric

Service-Based Compensation Generally 20% of Total Target Compensation	Annual Salary	Cash	Provides competitive, fixed compensation to attract and retain executive talent with the specific skills and experience to drive continued growth	Fixed component of compensation; changes, when made, are driven by individual performance, peer and market comparisons and retention needs

	Annual Stock Grant	Restricted stock units (RSUs)	Supports retention and provides competitive annual compensation level to attract and retain executive talent	Used as needed to maintain a level of service-based compensation at or around 20%

Performance-Based Compensation Generally 80% of Total Target Compensation	Annual Incentive Compensation	Performance-based restricted stock units (PSUs)	Provides reward for achieving or exceeding annual financial performance goals	Achievement of adjusted earnings per share goals (Non-GAAP), which are recommended by the CEO and approved by the Compensation Committee

	Long-term incentive compensation	Performance- based restricted stock units (PSUs)	Create a strong financial incentive for responsible shareholder value creation with significant Company equity stake linked to long-term, future Company performance
Most significant element of executive compensation; based on two metrics:
•Achievement of 3-year Cumulative Recurring Revenue Growth (50% of PSUs)
•Achievement of 3-year (2026) Operating Margin (50% of PSUs)

As reflected above, we believe that sustained achievement of measurable financial objectives leads to increased shareholder value. Incentives that vest over, or after, multiple years motivate and retain our executives while aligning their interest in the long-term performance of the Company with that of our shareholders. As such, a significant portion of our Named Executive Officers’ target total direct compensation is “at-risk” and based on the achievement of annual and long-term financial objectives. As a result, in 2024 a substantial portion of our NEO compensation consisted of performance-based restricted stock units that provide no value to our NEOs unless value is created for our shareholders through the long-term performance of the Company.

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Compensation Philosophy and Objectives	Table of Contents
Executive Compensation Related Policies and Practices
We currently operate under the following compensation-related governance practices for responsible management of risk and expense in the reward of our Named Executive Officers:

Our Philosophy	Our Practice

Our executive compensation program and practices are designed to reward for performance, not provide perquisites
Total Target Compensation for our Named Executive Officers is consistently set at or below median levels within our peer group with the opportunity for increased compensation based on performance above planned growth goals.

80% or more of total target compensation to our Named Executive Officers is performance-based equity compensation and an additional 5%-10% is time-vested equity, placing between 85% and 90% of total target compensation ‘at risk’.

Our Named Executive Officers receive no material non-cash benefits, deferred compensation benefits, or other executive perquisites.
Our Named Executive Officers participate in the same health and welfare benefits available to all employees of the Company and on the same terms as are broadly available.

We deliver pay for performance that consistently meets or exceeds expectations	Performance-based incentives are provided upon the achievement of annual growth and operational goals and long-term growth goals that increase shareholder value. The potential for additional compensation is linked to performance levels that exceed Board of Directors and shareholder expectations for performance and growth.

We administer our executive compensation programs and practices responsibly on behalf of our shareholders	Our Compensation Committee is comprised solely of independent directors.
We maintain an executive compensation recovery policy and incentive compensation recovery policy as described further in the “Other Important Elements of our Executive Compensation” section.
We maintain stock ownership guidelines, referenced in more detail in the “Stock Ownership Guidelines” section, which require our executives to hold a meaningful ownership stake in the Company.
We design and administer our executive compensation program with caps and appropriate controls to ensure excessive risk taking is not incentivized as described in the “Other Important Elements of our Executive Compensation” section.
Our Amended and Restated 2018 Stock Incentive Plan does not permit stock option exchanges or repricing without shareholder approval.
We maintain a Stock Anti-Hedging and Pledging Policy, described in the “Stock Anti-Hedging and Pledging Policy” section, to prohibit our executives from engaging in transactions that could reduce or limit their holdings, ownership or interest in Company securities and to discourage our executives from pledging Company securities or from holding Company securities in margin accounts.
Since 2017, we have conducted an annual shareholder advisory vote on Named Executive Officer compensation and maintain ongoing outreach to our investors to understand their perspectives on our executive compensation program.
Our Compensation Committee conducts an annual self-assessment.
We do not provide excise tax payments or “gross ups” on future post-employment compensation to our Named Executive Officers if they become eligible for severance payments under the terms of their employment agreements.

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Process for Setting
Executive Compensation
The Compensation Committee carries out the responsibilities of our Board relating to the compensation of our Named Executive Officers, with input from all of our independent directors. The Compensation Committee carries out these duties in the interests of our shareholders and based on our compensation philosophy and objectives. The Committee’s responsibilities include reviewing and approving:
•All compensation of our CEO and other NEOs;
•Performance goals used in the design of our annual and long-term incentive plans;
•CEO and other NEO post-employment compensation arrangements; and
•This Compensation Discussion and Analysis.
In the course of carrying out its duties, the Compensation Committee consults with our human resources, finance, and legal departments to gather information regarding corporate and individual performance; peer and market comparator data; regulatory changes; and relevant best practices, among other topics. The Compensation Committee reviews recommendations for performance measures and related target levels of pay for our Named Executive Officers. Those recommendations are prepared by our Chief Human Resources Officer and presented in the context of our operational and long-term performance objectives, shareholder engagement, and peer compensation data.
As with past years, in 2024, the Compensation Committee met multiple times to ensure a balance of 80% performance-based and 20% service-based compensation to NEOs. Our NEO compensations plans do not currently include more complex elements, such as deferred compensation plans. Since 2023, NEO compensation has not included option grants.
Role of Our CEO and the Other Named Executive Officers
Our Named Executive Officers do not make recommendations regarding their own compensation. The Compensation Committee does solicit the opinions of our Executive Chair and our Chief Executive Officer relative to (i) the level of attainability and risk associated with performance objectives in the performance-based compensation elements and (ii) the rationale for any individual changes to NEO compensation (other than their own). The Compensation Committee reviews and discusses the recommendations presented and uses them as one factor in approving the compensation of our NEOs.

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Process for Setting Executive Compensation	Table of Contents
Factors Considered in Setting Executive Compensation
In determining the amount and form of the compensation elements, the Compensation Committee considers a number of factors each year, including:
•Operational and long-term growth goals and performance against these goals, as reflected in the achievement of key strategic, financial and operational objectives set out in annual and multi-year business plans;
•Our executive compensation program objectives, including responsible compensation pay practices and mix of pay elements which minimize excessive risk taking;
•Annual salaries, annual incentives, and long-term incentives provided in our peer group and peer roles in the Radford Global Technology Survey;
•Periodic review of ISS guidelines as to the appropriate level of share-based awards granted for companies of similar characteristics;
•Performance and retention of the Named Executive Officers and the value of that retention to shareholders;
•General economic conditions; and
•Feedback and perspectives gained from engagement with shareholders.
Each year, our Chief Human Resources Officer provides the Compensation Committee with data to support a review of the market competitiveness of our executive compensation relative to broad industry peers. The Compensation Committee may also retain the services of compensation advisors for the purpose of assisting in the determination of executive compensation. In 2024, the Compensation Committee did not engage a consultant, instead relying on guidance provided in previous engagements.
Peer Group
In order to provide the Compensation Committee with more detailed and specific information about executive compensation levels and practices, we utilize a peer group (the “Peer Group”) each year to assist in determining appropriate compensation levels for the Named Executive Officers. The Peer Group used for competitive analysis consists of publicly traded companies of similar size to Tyler, most of which are in the enterprise software space.
The 13 companies in the Peer Group used to assist in setting 2024 compensation were:

ACI Worldwide, Inc.	HubSpot, Inc.	Splunk
ANSYS, Inc.	Jack Henry & Associates, Inc.	Veeva Systems Inc.
Blackbaud, Inc.	Pegasystems Inc.	Ziff Davis, Inc.
Envestnet, Inc.	PTC Inc.
Fair Isaac Corporation	RingCentral, Inc.
We review the Peer Group annually to ensure that the companies in the Peer Group remain relevant and provide meaningful compensation comparisons. In February 2024, the Compensation Committee reviewed the final Peer Group relative to Tyler considering multiple factors, including the following four key metrics: revenue; market capitalization; and one-year and three-year total shareholder return. The Compensation Committee determined the Peer Group was appropriate as proposed for 2024 executive compensation comparison purposes.

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Process for Setting Executive Compensation	Table of Contents
The graphs below show a comparison of Tyler to the peer group for those key metrics:
(1) Based on most recent fiscal year ending December 31, 2023
(2) As of December 31, 2023
(3) Based on the three years ending December 31, 2023
In addition to Peer Group data and data from those peers identified by ISS and Glass Lewis, the Compensation Committee reviews compensation data for each of the Named Executive Officer’s roles from the Radford Global Technology Survey (the “Radford Survey”), which the Compensation Committee has reviewed each year since 2010. Over 2,000 technology and life science companies use the Radford Survey to benchmark their compensation practices for all levels within their organizations. This data is provided to the Compensation Committee by the Chief Human Resources Officer.
The Compensation Committee uses Peer Group and survey data as a reasonableness check. This flexibility is important in designing compensation arrangements which attract and retain new executives in the highly competitive and rapidly changing environment in which we compete for growth and talent.

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Analysis of Named Executive
Officer Compensation
2024 Named Executive Compensation Structure and Process
The Committee’s goal was to ensure that 2024 Named Executive Officer compensation rewards appropriately for the achievement of operational and long-term growth goals and aligns with governance best practices. The Committee conducted this work with the expectation that its decisions regarding 2024 NEO compensation would reflect our overall approach to NEO compensation.
In setting the mix between the different elements of compensation, we do not target specific allocations, but generally weigh incentive compensation elements more heavily. Our objectives in granting equity incentive awards are to:
◦Maintain an overall number and value of equity incentive awards that is reasonable in terms of shareholder dilution;
◦Focus equity incentive awards on key employees who have a direct impact on our ability to achieve our long-term goals;
◦Provide the largest equity incentive grants to our top performers and individuals with the greatest responsibilities and potential to drive long-term share price appreciation; and
◦Utilize a mix of restricted stock units and performance-based restricted stock units to align recipients with the long-term interests of our shareholders, without promoting excessive risk taking.
For more information, see “Compensation Discussion and Analysis — 2024 Named Executive Officer Compensation Structure and Process — Compensation Mix” below.
In February 2024, the Compensation Committee reviewed the final proposed executive compensation program and individual compensation elements for each of the Named Executive Officers, including our Chief Executive Officer, as described below.
Annual Salary
Annual salary represents the single fixed component of the three principal elements of our executive compensation program. Named Executive Officers may or may not receive a salary increase in any given year. In February 2024, the Compensation Committee approved maintaining the annual salaries of Mr. Marr, Mr. Moore, Mr. Miller, and Mr. Puckett at their current levels.

Name	Change (%)	2023 ($)	2024 ($)

John S. Marr, Jr.	—	300,000	300,000
H. Lynn Moore, Jr.	—	675,000	675,000
Brian K. Miller	—	425,000	425,000
Jeffrey D. Puckett	—	325,000	325,000

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The review and decision by our Compensation Committee was based on multiple factors including:
◦Company performance in the previous fiscal year and against multi-year goals, including Tyler’s growth in revenue, operating margin, and earnings per share
◦Executive experience, retention, and performance
◦The balance between service-based and performance-based compensation including an evaluation of the impact of annual salary increases on annual incentive compensation and total compensation, and
◦Peer Group and Radford Survey data, which included comparisons for comparable roles in similar-sized companies with annual revenues between $1.2 billion and $2.6 billion.
The Compensation Committee does not allow market survey data to dictate total compensation. Market survey data is used as a reasonableness check, and the Committee generally maintains total target compensation at or below Peer Group and Radford Survey benchmarks.
Short-term Incentive Compensation
The short-term incentive plan is based on our operating plan, driven by our multi-year strategic plan, and developed from the “bottom-up,” considering a wide range of factors that impact our results (such as the general economic environment; our market, competitive landscape, initiatives and investments; and various other risks and opportunities). Performance that meets our internal plan in a given year may not correspond with our executives earning 100% of the target bonus if the internal plan does not meet the goal of overall year-over-year growth.
Target Short-term Incentive Opportunities
The following table sets forth each NEO’s target short-term incentive opportunity for 2024, as set by the Compensation Committee. Consistent with 2023, the 2024 short-term incentive was provided in the form of PSUs. Short-term incentive targets for our NEOs in 2024 were unchanged from 2023.

Named Executive Officer	Target STI Opportunity as a Percentage of Base Salary

Mr. Marr	N/A
Mr. Moore	100%
Mr. Miller	100%
Mr. Puckett	100%
2024 Short-term Incentive Plan
On February 5, 2024, the Compensation Committee granted PSUs to our NEOs representing their annual short-term incentive as reported in the “Stock Awards” columns of the 2024 Summary Compensation Table and as described below.
The 2024 short-term incentive compensation plan was based on the achievement of fully diluted non-GAAP earnings per share goals established in connection with our annual operating plan and consistent with our long-term growth strategy. That plan is structured with graduated benefits for over-achievement and consequences for under-achievement of objectives, including no vesting below a minimum threshold of performance.

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Annual Incentive Metric	Rationale for Metric

Non-GAAP Earnings per Share*	We believe that non-GAAP earnings per share removes certain non-cash items and uncontrollable variables and provides a more accurate picture of our financial performance.
*Excludes share-based compensation expense, employer portion of payroll taxes on employee stock transactions, acquisition-related costs, lease restructuring costs and other asset write-offs, and expenses associated with amortization of intangibles arising from business combinations.
The Compensation Committee sets the performance target at a level it considers stretch, but achievable at target, with exceptional performance required to achieve at the maximum level. The 2024 Short-Term Incentive Plan provided the opportunity for the executive officers, as well as other corporate employees, to earn incentive compensation at the following levels:

Percentage of EPS Goal (%)

103.9 and above
103.2 to 103.89
102.5 to 103.19
102.1 to 102.49
101.7 to 102.09
101.2 to 101.69
100.8 to 101.19
99.1 to 100.79
98.7 to 99.09
98.2 to 98.69
97.8 to 98.19
97.3 to 97.79
96.7 to 97.29
96.0 to 96.69
95.3 to 95.99
Less than 95.3

Percentage of Target Award Earned (%)

150
140
130
120
115
110
105
100
95
90
85
80
70
60
50
0
Each year, the Compensation Committee approves the vesting of short-term incentive compensation for the prior fiscal year based on the achievement of these predefined and pre-approved incentive compensation performance objectives. Short-term incentives for the prior fiscal year are reviewed by the Compensation Committee in the first quarter of the following fiscal year and generally vest as earned on March 1. While the vesting of short-term incentive PSUs is based solely on the achievement of predefined and pre-approved performance objectives, the Compensation Committee, using its judgment, may exercise discretion in granting additional bonus amounts and equity awards as it deems appropriate. These adjustments may be based on subjective factors, such as the Compensation Committee’s assessment of general economic and market conditions; unforeseen “one-time” events affecting financial performance or driving shareholder value; the executive’s assumption of additional responsibilities; the degree of difficulty of a particular assignment; and the executive’s experience, tenure, and future prospects with Tyler.

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In February 2025, the Compensation Committee approved vesting of the 2024 short-term incentive awards at 150% of base salary for Mr. Moore, Mr. Miller, and Mr. Puckett. Awards under the 2024 Short-Term Incentive Plan vested on March 1, 2025, as approved.

Metric	Threshold (50%) ($)	Target (100%) ($)	Max (150%) ($)	Actual Achievement ($)	% of Target Achieved (%)

Non-GAAP EPS(1)	8.61	8.95 - 9.099	9.38	9.55	150
1.Included adjustments to 2024 GAAP pre-tax income for (i) $29,000 of acquisition-related costs, (ii) $126.4 million of share-based compensation expense and employer portion of payroll taxes on employee stock transactions, (iii) $96.6 million of amortization of intangibles arising from business combinations, and (iv) $1.3 million of lease restructuring and other.

Name	Number of 2024 Short-term Incentive PSUs Earned

Mr. Moore	1,664
Mr. Miller	1,047
Mr. Puckett	801
Long-term Incentives
We believe stock incentives provide a vital link between the long-term results achieved for our shareholders and the rewards provided to executive officers and other key employees for that achievement. Stock incentives also provide an additional benefit in retention of that talent.
Long-term equity incentives are comprised of PSUs and RSUs intended to reward sustained achievement of long-term objectives through achievement of performance goals and time-based vesting periods.
Long-term PSUs
Long-term PSUs represented approximately 70% of target total compensation to our NEOs in 2024 and cliff-vest at the end of three years upon the achievement of defined performance, as determined by the Compensation Committee, for that same three-year period. The three-year cliff vesting period reinforces the importance of sustained revenue and operating margin growth to the Company’s long-term success. The Compensation Committee believes that this vesting schedule emphasizes the long-term nature of profitable growth, thereby further aligning the interests of the Named Executive Officers with those of shareholders. Upon vesting, vested PSUs are “settled” by our issuance to the holder, without any charge, of one share of our common stock for each vested PSU.
From 2018 through 2020, the performance measure used in the NEO PSU grants was three-year cumulative revenue growth. The Committee has historically discussed a move to metrics more closely aligned with the Company’s business strategy and feedback received during shareholder engagement. Recurring revenue growth over a three-year period was approved by the Committee in 2021 as a PSU metric given its alignment with our strategy to move to the cloud, feedback from shareholders, peer utilization review, and as a significant driver of continuing shareholder value. Operating margin growth over a three-year period was approved by the Committee in 2023 as an additional PSU metric given its importance to shareholders as we complete our transition to the cloud.
Long-term RSUs
Long-term RSUs represented approximately 10% of target total compensation in 2024 and vest one-third each year over three years from grant date.

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Through the use of equity incentives, a significant portion of potential NEO compensation is tied directly to achievement of performance goals or stock price appreciation, further aligning the interest of our executive officers with those of our shareholders. PSUs and RSUs are granted on or about March 1 after performance metrics have been established.
2024 Long-term Incentive Opportunities
The following table sets forth the RSUs and PSUs granted to each NEO on March 1, 2024. These grants are also reflected in the Summary Compensation Table. The number of shares granted to each NEO as PSUs or RSUs in 2024 was determined based on a target grant value divided by the closing price of our common stock on the last business day prior to grant. As a result, the value of equity granted to our NEOs in 2024 and reported in this Proxy Statement, according to applicable SEC reporting requirements, may differ from the target values approved by the Compensation Committee, according to its methodology.

March 1, 2024 Long-term Incentive Grants
Name	Number of RSUs (time-vested)	Change from 2023	Number of PSUs (3Y performance-vested)	Change from 2023

Mr. Marr	0	0	2,040	(770)
Mr. Moore	2,268	(856)	14,742	(5,564)
Mr. Miller	1,134	(256)	6,804	(2,738)
Mr. Puckett	567	(214)	4,762	(1,172)
The decrease in number of units granted in 2024 was due to the appreciation of our stock over the prior year; target grant values remained the same from year to year. The Committee felt the target long-term incentive compensation provided an appropriate level of compensation for each Named Executive Officer in light of Company and individual performance as well as Peer Group analysis.
The performance measures used to determine the number of PSUs vested at the end of the three-year performance period for the 2024 PSU grant are adjusted recurring revenue growth over that period and 2026 net operating margin. The three-year cliff vesting period reinforces the importance of sustained recurring revenue and operating margin growth to the Company’s long-term success. The Compensation Committee believes that this vesting schedule emphasizes the long-term nature of this compensation component, further aligning the interests of the Named Executive Officers with those of the shareholders. Upon vesting, the vested PSUs will be “settled” by our issuance to the holder, without any charge, of one share of our common stock for each vested PSU.
The following tables sets forth the performance criteria that must be met for annual PSU grants to be earned and eligible for vesting:

3-Year Cumulative Adjusted Recurring Revenue Growth(1)(2)	Percentage of PSUs to be earned and eligible for vesting (%)

Under 22.5%	—
22.5% to 27.72%	50
27.73% to 33.09%	80
33.10% to 40.49%	100
40.50% to 48.14%	120
48.15% and above	150

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1.Includes recurring revenue from an acquisition when total acquired company recurring revenue is less than or equal to 3% of Tyler recurring revenue. For an acquisition with recurring revenue run rate at the time of acquisition that is greater than 3% of Tyler recurring revenue, includes recurring revenue from the acquisition that is equal to 3% of Tyler recurring revenue at the time of acquisition.
2.Adjusted recurring revenue determined as revenue from subscriptions and maintenance revenue categories, including transaction-based revenues, but excluding interchange, network association fees, third-party processing fees or other bank fees (collectively referred to as “merchant fees”).

2026 Net Adjusted Operating Margin(1)	Percentage of PSUs to be earned and eligible for vesting (%)

Under 26.0%	—
26.0% to 26.49%	50
26.5% to 26.99%	80
27.0% to 27.99%	100
28.0% to 28.49%	120
28.5% and above	150
1.Net Adjusted Operating Margin determined as non-GAAP operating profit (as calculated for our quarterly earnings releases) divided by total adjusted revenues, where merchant fees (i.e., interchange, network association fees, third-party processing fees or other bank fees) are excluded from total revenues.
In addition, in February 2024, the Compensation Committee approved RSUs to Mr. Moore, Mr. Miller and Mr. Puckett as shown in the summary below of total long-term PSUs and RSUs approved for the Named Executive Officers.

	PSUs (Recurring Revenue)	PSUs (Operating Margin)	RSUs
Name	March 1, 2024	March 1, 2024	March 1, 2024

John S. Marr, Jr.	1,020	1,020	—
H. Lynn Moore, Jr.	7,371	7,371	2,268
Brian K. Miller	3,402	3,402	1,134
Jeffrey D. Puckett	2,381	2,381	567
The Named Executive Officers were awarded approximately 12.8% of the total stock incentive awards granted to employees in 2024 as part of our stock incentive award program. In 2024, the percentage of total share-based awards for our grants to Named Executive Officers was as follows:

Name	Percentage of total stock incentive awards (%)

John S. Marr, Jr.	0.7
H. Lynn Moore, Jr.	6.7
Brian K. Miller	3.2
Jeffrey D. Puckett	2.2

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Share-based awards were also made in 2024 to approximately 19% of all Company employees.
2024 Long-term Incentives Earned
On February 5, 2024, the Compensation Committee approved the vesting of PSUs granted on March 1, 2021 to our NEOs, representing their long-term incentive as reported in the “Stock Awards” columns of the 2024 Summary Compensation Table and as described below. The 2021 PSUs vested at 150% of target on March 1, 2024.
The 2021 long-term incentive PSU plan was based on the achievement of 3-year cumulative recurring revenue growth as shown below.

3-year Cumulative Adjusted Recurring Revenue Growth(1)	Percentage of PSUs to be earned and eligible for vesting (%)

Under 25.6%	0
25.6% to 29.59%	50
29.6% to 33.59%	80
33.6% to 39.59%	100
39.6% to 45.59%	120
45.6% and above	150
1.Includes recurring revenue from an acquisition when total acquired company recurring revenue is less than or equal to 3% of Tyler recurring revenue. For an acquisition with recurring revenue run rate at the time of acquisition that is greater than 3% of Tyler recurring revenue, includes recurring revenue from the acquisition that is equal to 3% of Tyler recurring revenue at the time of acquisition.
The Compensation Committee sets the performance target at a level it considers stretch but achievable at target, with exceptional performance required to achieve at the maximum level for each metric in the long-term incentive plan. The 2021 Long-Term Incentive Plan provided the opportunity for the executive officers to earn incentive compensation at the following levels:

Name	Shares Awarded from 2021 LTI PSUs

John S. Marr, Jr.	—
H. Lynn Moore, Jr.	7,500
Brian K. Miller	4,999
Jeffrey D. Puckett	3,525
Each year, the Compensation Committee approves the vesting of long-term incentive compensation based on the achievement of predefined and pre-approved incentive compensation performance objectives. Long-term incentives are reviewed by the Compensation Committee in the first quarter of the fiscal year following the performance period and generally vest as earned on March 1. While the vesting of long-term incentive PSUs is based solely on the achievement of predefined and pre-approved performance objectives, the Compensation Committee, using its judgment, may exercise discretion in granting additional bonus amounts and equity awards as it deems appropriate. These adjustments may be based on subjective factors, such as the Compensation Committee’s assessment of general economic and market conditions; unforeseen “one-time” events affecting financial performance or driving shareholder value; the executive’s assumption of additional responsibilities; the degree of difficulty of a particular assignment; and the executive’s experience, tenure, and future prospects with Tyler.

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Analysis Executive Officer Compensation	Table of Contents
Compensation Mix
The mix of the four key elements of 2024 Named Executive Officer compensation is designed to align a substantial portion of executive pay with the achievement of performance goals and increased value to Tyler shareholders. While annual salaries are intended to be fixed and certain, the value (and risk) of all other elements of compensation are delivered through the achievement of performance goals, change in value delivered to shareholders, or a combination of both. We believe that having a larger measure of key pay elements based on achievement of key financial goals responsibly motivates and challenges our Named Executive Officers to achieve positive returns for our shareholders.
For 2024, the proportion of pay at risk for our Named Executive Officers is reflected in the chart below. The chart depicts the relative mix of pay elements for 2024: annual salary earned, annual bonus incentive earned, and the aggregate grant date fair value of share-based awards made to the Named Executive Officers. For more detail, see “Executive Compensation — Summary Compensation Table.”

		Compensation at Risk
Name	Annual Salary (%)	Long-Term Stock Incentive Target (RSUs) (%)	Short-term Stock Incentive Target (PSUs) (%)	Long-term Stock Incentive Target (PSUs) (%)

John S. Marr, Jr.	25	—	—	75
H. Lynn Moore, Jr.	8	11	8	73
Brian K. Miller	10	11	10	69
Jeffrey D. Puckett	11	8	11	70
Additional Considerations
In addition to the evaluation of NEO compensation relative to other named executive officers of similarly sized, publicly held companies in similar industries, the Compensation Committee discussed in detail the following in determining total NEO compensation in 2024:
•Key operational and long-term objectives, including management’s goal of multi-year and year-over-year earnings per share growth, continued strengthening of the Company’s balance sheet, profitability, and growth of recurring revenues and operating margin;
•Management’s objectives to deliver on the 2030 vision, shared with investors in 2023, including our focus to develop and deploy premier technology through continued investment and the transition to the cloud;
•The continued retention of each of our Named Executive Officers who lead our long-term growth strategy;
•Analysis of granted and realizable Named Executive Officer compensation at Tyler and shareholder value created under multiple long-term growth scenarios.
After considering all of the factors outlined in this Compensation Discussion and Analysis, the Compensation Committee considered the overall compensation paid to our Named Executive Officers for 2024 to be appropriate and reasonable.

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2025 Named Executive Officer Compensation
In February 2025, the Compensation Committee approved the following changes to 2025 total compensation for the Named Executive Officers:
Annual Salary
The Compensation Committee maintained the annual salaries of the Named Executive Officers based on multiple factors, including the review of Peer Group and Radford Survey total compensation data relative to Named Executive Officer compensation.
Annual Incentive
The Compensation Committee maintained the current target bonus levels of 100% of base salary for Mr. Moore, Mr. Miller, and Mr. Puckett. Mr. Marr does not receive an annual incentive in his role as Executive Chair of the Board.
The annual incentive continues to be delivered in the form of short-term performance-based restricted stock units. To earn 100% of the target bonus under the 2025 Incentive Compensation Plan, the Company must achieve 2025 non-GAAP earnings per share between $10.92 and $11.119, as adjusted, to exclude share-based compensation expense, employer portion of payroll taxes on employee stock transactions, acquisition-related costs, lease restructuring and other asset write-offs, and expenses associated with amortization of intangibles arising from business combinations. The bonus is based on our operating plan, which was reviewed by the Compensation Committee. In order to achieve the threshold bonus of 50% of target, the Company must achieve non-GAAP earnings per share of $10.52.
The short-term PSUs have a grant date of March 1, 2025, and vesting will be determined on the first anniversary based on the level of performance achieved. Upon vesting, the vested PSUs will be “settled” by our issuance to the holder, without any charge, of one share of our common stock for each vested PSU.
Long-Term Incentive
PSUs. For 2025, the Compensation Committee maintained target PSU values for all NEOs and approved grants of long-term PSUs to Mr. Marr, Mr. Moore, Mr. Miller, and Mr. Puckett with a target value at grant of $900,000; $6,500,000; $3,000,000; and $2,100,000, respectively. The PSUs granted to our Named Executive Officers in 2025 reflect the Committee’s view of multiple factors, including the appropriate level of PSUs in total compensation value, and a review of peer and market data.
Annual grants of long-term PSUs to the Named Executive Officers are subject to performance-based cliff vesting with a performance period of three years. In 2025, the performance measures used to determine the number of PSUs vested at the end of the three-year performance period are three-year adjusted cumulative recurring revenue growth over the period for half of the PSUs, and three-year net non-GAAP operating margin growth over the period as calculated for our quarterly earnings releases for the other half of units granted.
Performance levels for the long-term PSUs are reviewed by the Committee and approved each year based on multiple factors, including historic and expected performance against multi-year growth goals. In 2025, the performance goals exclude merchant fees associated with our payments business from the determination of adjusted non-GAAP revenue. Many of our payments clients prefer for us to assume responsibility for merchant fees, which are then passed through to the client as a part of our revenue, along with a margin (the “gross model”). In other cases, the client assumes responsibility for paying merchant fees, and only the applicable margin is included in our revenue (the “net model”). Because the revenue model applicable to each client and the associated impact on our revenue and net operating margin is based on the client’s choice of model and is outside of our control, we have determined that it is appropriate to exclude merchant fees for calculating performance goals for PSUs granted in 2025.

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At grant, the total target value of awards, as set forth above, is divided into two equal parts, with 50% of PSUs granted subject to 3-year cumulative adjusted recurring revenue growth performance and the other 50% subject to 2027 net operating margin performance. The following table sets forth the performance criteria that must be met for 2025 PSUs granted under each performance measure to be earned and eligible for vesting, which are aligned with the near-term and mid-term targets set forth at our June 2024 Investor Day:

3-Year Cumulative Adjusted Recurring Revenue Growth(1)	Percentage of PSUs to be earned and eligible for vesting (%)

Under 22.5%	—
22.5% to 27.72%	50
27.73% to 33.09%	80
33.10% to 40.49%	100
40.50% to 46.20%	120
46.21% and above	150
1.Includes recurring revenue from an acquisition when total acquired company recurring revenue is less than or equal to 3% of Tyler recurring revenue.  For an acquisition with recurring revenue run rate at the time of acquisition that is greater than 3% of Tyler recurring revenue, includes recurring revenue from the acquisition that is equal to 3% of Tyler recurring revenue at the time of acquisition. Adjusted recurring revenue determined as revenue from subscriptions and maintenance revenue categories, including transaction-based revenues, but excluding interchange, network association fees, third-party processing fees or other bank fees (collectively referred to as “merchant fees”).

2027 Net Adjusted Operating Margin(1)	Percentage of PSUs to be earned and eligible for vesting (%)

Under 27.5%	—
27.5% to 27.99%	50
28.0% to 28.49%	80
28.5% to 29.49%	100
29.5% to 29.99%	120
30.0% and above	150
1.Net Adjusted Operating Margin determined as non-GAAP operating profit (as calculated for our quarterly earnings releases) divided by total adjusted non-GAAP revenues, where merchant fees (i.e., interchange, network association fees, third-party processing fees or other bank fees) are excluded from total revenues.
RSUs. For 2025, the Compensation Committee maintained target values and approved grants of time-based restricted stock units (RSUs) with three-year, ratable vesting to Mr. Moore, Mr. Miller, and Mr. Puckett with a target value of $1,000,000; $500,000; and $250,000, respectively. In making its decision to grant these RSU awards, the Committee considered, among other things, the role of RSUs as a retention tool, maintaining an appropriate balance of service-based and performance-based total compensation as part of our Named Executive Officers’ overall compensation package, and the prevalence of RSUs as an award vehicle within our Peer Group. Mr. Marr does not receive RSUs in his role as Executive Chair.

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Benefits
Our Named Executive Officers are eligible for the same benefits made available to other full-time employees generally, including our 401(k) Savings Plan, Employee Stock Purchase Plan, health and dental care plans, life insurance plans, disability plans, paid time off plan, parental leave plan and other welfare benefit programs.
Employment Agreements
Employment agreements with our Named Executive Officers support leadership team retention and operational stability. They also ensure continuation of the disciplined growth and operational execution we have relied upon to consistently deliver shareholder value and client satisfaction.
In 2022, we made the decision to move from five-year employment agreements to one-year employment agreements that automatically renew for an additional one-year term unless the Company or the NEO provides at least three months’ notice of non-renewal. The 2022 agreements replaced and superseded the 2018 employment agreements that had been entered into with Mr. Marr, Mr. Moore, and Mr. Miller, which would have expired in February 2023. We also entered into a one-year employment agreement, subject to renewal as described above, with Mr. Puckett. Each of those agreements renewed in May 2024, per their terms, for a one-year renewal term. We expect each to renew again in May 2025.
Under the terms of these employment agreements, Mr. Marr, Mr. Moore, Mr. Miller, and Mr. Puckett receive minimum base salaries, annual performance bonuses, and equity grants determined by the Compensation Committee on an annual basis. These items were most recently set by the Compensation Committee in February 2025, as discussed in above in “2025 Named Executive Officer Compensation.” These executives also receive all employee benefits and perquisites (if any) normally offered to our employees.
Each agreement provides for payment of accrued compensation as well as a severance payment equal to each executive’s then-current base salary and target bonus upon (1) a termination of the executive’s employment without cause or (2) a termination of employment by the executive for defined, and customary, “good reason” or by the Company without cause within twelve months following the occurrence of a change in control transaction. A change in control under the new agreements has the same definition as set forth in our Amended and Restated 2018 Stock Incentive Plan. The change in control severance payment reflects a “double trigger” mechanism, meaning that both a change in control transaction must have occurred and the NEO’s employment must be terminated for “good reason” or without cause within the limited period of time following the change in control transaction. Each agreement also provides that we will continue to provide medical benefits for 12 months after a termination without cause, a termination due to disability, or a termination following a change in control. In the event of a termination without cause, a termination due to disability, a termination following a change in control, or the death of the executive, all unvested options, restricted stock units, or other equity awards outstanding as of the date of the executive’s termination would immediately become fully vested and, as applicable, exercisable.
We developed a standard severance package for Mr. Marr, Mr. Moore, Mr. Miller, and Mr. Puckett because we believe it is necessary to attract and retain these qualified executive officers. We also believe these agreements are important to help minimize the distraction caused by a potential transaction and reduce the risk that any of these executive officers departs before an acquisition is consummated. We believe that a pre-existing plan allows these executive officers to focus on continuing normal business operations and the success of a potential business combination, rather than on seeking alternative employment. We further believe that our employment agreements ensure stability and will enable our executive officers to maintain a balanced perspective in making overall business decisions during a potentially uncertain period. The Compensation Committee applied its best judgment in developing the severance package after considering each executive’s overall compensation package, the rapidly changing environment for technology-based companies, the average time required to obtain employment for equivalent job duties, and the amount paid to executives in the event of termination without cause or upon a change in control.

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Other Important Elements of Our Executive Compensation
Executive Compensation Recovery Policy; Incentive Compensation Recovery Policy; Clawbacks or Forfeitures
Accountability is one of our fundamental Company values. To reinforce this value through our executive compensation program, the Board of Directors adopted an Executive Compensation Recovery Policy in February 2010. The policy applies to our Named Executive Officers, group and division presidents, senior financial management, and other key financial employees, and is included in the compensation plans for each such individual. Under this policy, if, in the opinion of the independent directors of the Board, an executive engages in fraud or intentional misconduct that causes a material restatement of our financial statements, then the independent directors shall have the discretion to use their best efforts to remedy the misconduct and prevent its recurrence. Based upon the facts and circumstances surrounding the restatement, the independent directors may direct the Company to recover all or a portion of any bonus or incentive compensation paid, adjust the future compensation of the executive, and dismiss, or take legal action against, the executive, in each case as the independent directors determine is in the Company’s best interests. The remedies that may be sought by the independent directors are subject to a number of conditions, including that: (1) the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated; (2) the executive in question engaged in fraud or intentional misconduct; and (3) the bonus or incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded.
Effective November 20, 2023, the Compensation Committee adopted an Incentive Compensation Recovery Policy. Under the policy, the Compensation Committee is responsible for taking reasonably prompt action after an accounting restatement to determine, and recover, any erroneously awarded incentive compensation. The Committee has broad discretion to determine the appropriate means of recovery. The policy applies to defined “Covered Executives,” who are expected to acknowledge, in writing, the applicability of the policy to them.
The Amended and Restated 2018 Stock Incentive Plan includes a “clawback/forfeiture” provision pursuant to which the Compensation Committee may provide in any equity incentive award agreement that (1) the Compensation Committee may in its discretion cancel the award if the holder of the award engages in certain defined detrimental activity, and/or (2) the holder of an award is required to repay any amount in excess of what the holder should have received, whether by reason of a financial restatement, mistake in calculations, administrative error, or otherwise. In addition, all awards would be subject to reduction, cancellation, forfeiture, or recoupment as required under applicable law.
Stock Ownership Requirements
Our Named Executive Officers and other senior Company executives are also subject to minimum stock ownership requirements. Please see “Stock Ownership Guidelines” above for more information.
Anti-Hedging and Pledging
We maintain a Stock Anti-Hedging and Pledging Policy, described in the “Corporate Governance Principles—Stock Anti-Hedging and Pledging Policy” section, to prohibit our executives from engaging in transactions that could reduce or limit their holdings, ownership or interest in Company securities and to discourage our executives from pledging Company securities or from holding Company securities in margin accounts.
Frequency of Say-on-Pay Vote
The Board of Directors has submitted an advisory vote on executive compensation to our shareholders since the 2017 annual meeting of shareholders. In 2023, shareholders voted in favor of continuing the annual advisory vote. The annual proposal gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our Named Executive Officers.

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Analysis Executive Officer Compensation	Table of Contents
Annual Assessment of Risks Associated with our Compensation Policies and Programs
The Compensation Committee oversees risks related to the Company’s executive compensation practices and reviews the results of the Company’s enterprise risk assessment, with particular attention to risks related to the Company’s use of, and degree of use of, equity incentive-based compensation as a portion of the total compensation paid to the Company’s officers. The Compensation Committee has assessed our compensation programs and has concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe that the combination of different types and amounts of compensation, and the performance measures used, together with our internal controls and oversight of the Board of Directors, mitigates potential compensation-related risks.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of the SEC's Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement.
This report is submitted by the Compensation Committee.
Daniel M. Pope, Chair
Glenn A. Carter
Ronnie D. Hawkins, Jr.
Compensation Committee Interlocks and Insider Participation
In 2024, the Compensation Committee consisted of Daniel M. Pope (Chair), Glenn A. Carter, and Ronnie D. Hawkins, Jr. No member of the Compensation Committee was an officer or employee of the Company. None of our executive officers served on the compensation committee or equivalent of any other entity.

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Executive Compensation
Summary Compensation Table
The following table sets forth certain information regarding the compensation paid to our Named Executive Officers for all of the services they rendered to us during 2024, 2023, and 2022:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)

John S. Marr, Jr. Executive Chairperson of the Board	2024	300,000	—	899,436	—	—	—	7,500	1,206,936
	2023	300,000	—	899,482	—	—	—	7,500	1,206,982
	2022	300,000	—	—	817,425	—	—	7,500	1,124,925
H. Lynn Moore, Jr. President and Chief Executive Officer	2024	675,000	—	8,174,286	—	—	—	10,350	8,859,636
	2023	675,000	—	8,343,692	—	—	—	9,900	9,028,592
	2022	600,000	—	3,405,145	2,179,800	—	—	12,217	6,197,162
Brian K. Miller Executive Vice President and Chief Financial Officer	2024	425,000	—	3,924,451	—	—	—	12,765	4,362,216
	2023	425,000	—	4,030,583	—	—	—	12,885	4,468,468
	2022	415,000	—	2,040,238	1,089,900	—	—	12,249	3,557,387
Jeffrey D. Puckett, Chief Operating Officer	2024	325,000	—	2,674,499	—	—	—	7,618	3,007,117
	2023	325,000	—	2,555,722	—	—	—	7,542	2,888,264
	2022	300,000	—	1,336,325	708,435	—	—	6,174	2,350,934
1.The reported amounts represent the aggregate grant date fair value of awards of restricted stock units and performance-based restricted stock units, computed in accordance with FASB ASC Topic 718, and, for performance-based restricted stock units, assume performance at the target level for each such award.
2.Represents aggregate grant date fair value of awards granted and calculated in accordance with FASB ASC Topic 718. Such grants provide our executive officers the opportunity to purchase shares of Tyler common stock at some future date at the fair market value of the stock on the date of grant. For additional information on the valuation assumptions, refer to Note 14 of the Tyler Technologies’ financial statements in the Form 10-K for the year ended December 31, 2024, as filed with the SEC. This fair value does not represent cash received by the executive in the relevant year, but potential earnings contingent on Tyler’s future performance. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when shareholders benefit from stock price appreciation and, as such, further align management’s interest with those of our shareholders.
3.These amounts consist of amounts earned under Tyler’s incentive compensation plan for each respective year and generally paid in the following year.

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4.All other compensation includes amounts contributed or accrued by Tyler under our 401(k) Savings Plan and tickets to sporting events.
Pay Versus Performance
Pay Versus Performance Table. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following additional compensation information is provided for our Chief Executive Officer as our principal executive officer (PEO) and our other Named Executive Officers (Other NEOs), in addition to total shareholder return, net income, and non-GAAP recurring revenue performance results for fiscal years 2020 through 2024.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Average Summary Compensation Table Total for Other NEOs(3) ($)	Average Compensation Actually Paid to Other NEOs(4) ($)	Value of $100 Initial Fixed Investment Based on TSR(5) ($)	Value of $100 Initial Fixed Investment Based on Peer Group TSR(6) ($)	Net Income	Non-GAAP Recurring Revenue(7)
							(In thousands)($)

2024	8,859,636	19,476,980	2,858,756	6,217,068	192	241	263,026	1,806,063
2023	9,028,592	14,199,773	2,854,571	4,639,845	139	176	165,919	1,626,173
2022	6,197,162	(3,366,114)	2,344,425	(1,734,306)	108	109	164,240	1,480,759
2021	5,590,005	14,936,995	2,409,118	6,675,726	179	157	161,458	1,261,400
2020	4,692,182	13,125,021	2,132,932	7,665,325	146	153	194,820	818,638
1.For the years 2020 through 2024, this is the total compensation, as depicted in the Summary Compensation Table above, for Chief Executive Officer H. Lynn Moore, Jr., our Principal Executive Officer (PEO).
2.Represents the amount of “compensation actually paid” to Mr. Moore, as determined in accordance with Item 402(v) of Regulation S-K. The figures presented do not reflect the actual amount of compensation earned by or paid to Mr. Moore during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Moore’s total compensation for each year to determine the “compensation actually paid”:

Adjustments to determine Compensation Actually Paid for PEO	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Total reported in Summary Compensation Table (SCT)	8,859,636	9,028,592	6,197,162	5,590,005	4,692,182
Less, value of stock & option awards reported in SCT	(8,174,286)	(8,343,692)	(5,584,945)	(5,052,575)	(4,154,668)
Less, change in pension value and non-qualified deferred compensation earnings in SCT	—	—	—	—	—
Plus, pension service cost and impact of pension plan amendments	—	—	—	—	—
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding	12,945,856	10,639,900	4,894,336	7,141,556	4,946,903
Plus, change in fair value of prior year awards that are outstanding and unvested	4,991,075	2,038,950	(5,684,175)	6,633,151	7,207,776
Plus, fair value of awards granted this year and that vested this year	—	—	—	—	—
Plus, change in fair value (from prior year-end) of prior year awards that vested this year	854,698	836,023	(3,188,491)	624,859	432,828
Less, prior year fair value of prior year awards that failed to vest this year	—	—	—	—	—
“Compensation Actually Paid”	19,476,980	14,199,773	(3,366,114)	14,936,995	13,125,021

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3.Represents the average of the amounts reported for the company’s named executive officers as a group (excluding Mr. Moore) in the “Total” column of the Summary Compensation Table in each applicable year: Mr. Marr, Mr. Miller, and Mr. Puckett in years 2021 through 2024 and Mr. Marr and Mr. Miller in 2020.
4.Represents the amount of “compensation actually paid” to the company's named executive officers as a group (excluding Mr. Moore), as determined in accordance with Item 402(v) of Regulation S-K. The figures presented do not reflect the actual amount of compensation earned by or paid to the named executive officers during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to average total compensation for the named executive officers as a group (excluding Mr. Moore) for each year to determine the “compensation actually paid”:

Adjustments to determine Compensation Actually Paid for Other NEOs	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)

Total reported in Summary Compensation Table (SCT)	2,858,756	2,854,571	2,344,425	2,409,118	2,132,932
Less, value of stock & option awards reported in SCT	(2,499,462)	(2,495,262)	(1,997,451)	(2,066,716)	(1,772,507)
Less, change in pension value and non-qualified deferred compensation earnings in SCT	—	—	—	—	—
Plus, pension service cost and impact of pension plan amendments	—	—	—	—	—
Plus, year-end value of awards granted in fiscal year that are unvested and outstanding	3,970,839	3,163,496	1,773,552	2,888,432	2,065,960
Plus, change in fair value of prior year awards that are outstanding and unvested	1,537,639	761,435	(2,303,705)	3,127,295	5,001,364
Plus, fair value of awards granted this year and that vested this year	—	—	—	—	—
Plus, change in fair value (from prior year-end) of prior year awards that vested this year	349,295	355,605	(1,551,127)	317,596	237,576
Less, prior year fair value of prior year awards that failed to vest this year	—	—	—	—	—
“Compensation Actually Paid”	6,217,068	4,639,845	(1,734,306)	6,675,726	7,665,325
5.For the relevant fiscal year, represents an initial $100 investment, measured on a cumulative basis from the market close on December 31, 2020, through and including the end of the fiscal year for which TSR is being presented in the table.
6.The Company’s peer group, described above under “Peer Group,” was used for the purposes of calculating peer group total shareholder return. Peer Group TSR was calculated on a market-capitalization-weighted basis according to the respective issuers’ stock market capitalization at the beginning of each period for which a return was indicated. TSR represents an initial $100 investment, measured on a cumulative basis from the market close on December 31, 2020, through and including the end of the fiscal year for which TSR is being presented in the table.
7.Non-GAAP Recurring Revenue is the company-selected financial performance measure that, in our assessment, represents the most important performance measure used to link compensation actually paid to our named executive officers to company performance for the most recently completed fiscal year.
Relationship between Pay and Performance. The graphs below illustrate the relationship between “compensation actually paid” to our Chief Executive Officer and other named executive officers from 2020 through 2024 and Company and Peer Group TSR, Company net income, and Company non-GAAP recurring revenue.
“Compensation actually paid” (CAP), as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers, but does not reflect actual amounts paid under those awards. Fluctuations in CAP are generally due to stock price and varying levels of the projected and actual achievement of performance goals (as reflected in the significant decrease to 2022 CAP). For a discussion of how our Compensation Committee assessed our performance and our Named Executive Officers’ pay each year, refer to the “Compensation Discussion and Analysis” in this Proxy Statement and the Proxy Statements for 2020, 2021, 2022, and 2023.

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Compensation Actually Paid vs. Tyler and Peer Group TSR
Actual Pay ($M)
20
15
10
5
0
-5
Tyler TSR ($100 Investment)
300
250
200
150
100
50
0
-50
2020
2021
2022
2023
2024
PEO CAP
Other NEO Avg CAP
Tyler TSR
Peer Group TSR

Compensation Actually Paid vs. Net Income
Actual Pay ($M)
20
15
10
5
0
-5
Tyler Net Income ($M)
300
250
200
150
100
50
0
2020
2021
2022
2023
2024
PEO CAP
Other NEO Avg CAP
Tyler Net Income

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Compensation Actually Paid vs. Non-GAAP Recurring Revenue
Actual Pay ($M)
20
15
10
5
0
-5
Tyler Non-GAAP Recurring Revenue ($B)
2.0
1.5
1.0
0.5
0.0
2020
2021
2022
2023
2024
PEO CAP
Other NEO Avg CAP
Tyler Non-GAAP Recurring Revenue

Important Financial Performance Measures. The table below provides an unranked list of the most important financial performance measures, including the Company-Selected Measure, used by the Company to link CAP for all NEOs to Company performance for 2024.

Non-GAAP Recurring Revenue
Non-GAAP Operating Margin
Non-GAAP Earnings Per Share
CEO Pay Ratio
Our CEO-to-median-employee pay ratio is calculated in accordance with Item 402(u) of the SEC’s Regulation S-K. We identified the median employee by examining the annual total compensation for all our employees who were employed by us on December 31, 2024, excluding our Chief Executive Officer and certain employees under the regulation’s de minimis exemption provision which allows us to exclude up to 5% of our total employees. Accordingly, in identifying the median employee, we used the de minimis exemption to exclude seasonal, temporary, and non-benefits-eligible part-time employees. To determine the median employee, we calculated the total annual compensation for each of our 7,402 employees as the sum of the following amounts:
•Annual base pay and commissions, if applicable
•Tyler’s matching contributions to the employee's 401(k) Plan account
•Calendar year cash bonus
•Calendar year share-based awards (incentive or nonqualified stock options and restricted stock units)

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We believe the use of these components for all employees is a consistently applied compensation measure that includes all the compensation elements that are widely distributed throughout our organization, including retirement benefits. We calculated annual total compensation for the median employee using the same methodology we use for our Named Executive Officers as set forth in the 2024 Summary Compensation Table included in this Proxy Statement. The total annual compensation calculated for our CEO was $8,859,636 and for our median employee was $101,183. The resulting ratio for our CEO’s pay compared with the pay of our median employee for 2024 is 87.6 to 1.
Grants of Plan-Based Awards in 2024
The following table sets forth certain information relating to grants of plan-based awards to the Named Executive Officers during 2024:

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)

		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

John S. Marr, Jr.	3/1/2024			510	1,020	1,530
	3/1/2024			255	1,020	1,530
H. Lynn Moore, Jr.	3/1/2024			—	2,268	—
	3/1/2024			3,686	7,371	11,057
	3/1/2024			3,686	7,371	11,057
	3/1/2024			765	1,530	2,678
Brian K. Miller	3/1/2024			—	1,134	—
	3/1/2024			1,701	3,402	5,103
	3/1/2024			1,701	3,402	5,103
	3/1/2024			482	963	1,685
Jeffrey D. Puckett	3/1/2024			—	567	—
	3/1/2024			1,191	2,381	3,572
	3/1/2024			1,191	2,381	3,572
	3/1/2024			369	737	1,290
1.The target and maximum plan award amounts reported in these columns are derived from our 2024 Incentive Compensation Plan. The actual payout amounts for 2024 are set forth in the Non-Equity Incentive Plan Compensation column of our Summary Compensation Table.
2.The target and maximum plan performance-based restricted stock unit awards reported in these columns are derived from our 2024 Incentive Compensation Plan. The actual vested amounts for 2024 are set forth in the 2024 Equity Incentive Plan Compensation column of our Summary Compensation Table.
3.No options were awarded in 2024.
4.The aggregate grant date fair value is determined in accordance with Accounting Standards Codification Topic 718, Stock Compensation, and does not represent cash received by the Named Executive Officers in 2024. The grant date fair value represents potential earnings contingent on Tyler’s future performance. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when shareholders benefit from stock price appreciation and, as such, further align management’s interest with those of our shareholders.

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Outstanding Equity Awards at Year-End
The following table shows outstanding equity awards for each of the Named Executive Officers at December 31, 2024:

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)	Market Value of Shares or Units of Stock that have not vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested(3) ($)

John S. Marr, Jr.	3/1/2024							2,040	1,176,346
	3/1/2023							2,810	1,620,358
	12/1/2022	2,500	1,250	352	12/1/2032
	6/1/2022	2,500	1,250	346	6/1/2032
	12/1/2021	3,750	—	502	12/1/2031
	6/1/2021	3,750	—	402	6/1/2031
	12/1/2020	3,750	—	432	12/1/2030
	6/1/2020	3,750	—	376	6/1/2030
	12/1/2019	6,875	—	290	12/1/2029
	6/1/2019	6,875	—	213	6/1/2029
	6/1/2018	11,250	—	232	6/1/2028
	2/26/2018	6,000	—	206	2/26/2028
H. Lynn Moore, Jr.	3/1/2024					2,268	1,307,820
	3/1/2023					2,083	1,201,141
	3/1/2024							1,530	882,259
	3/1/2024							7,371	4,250,413
	3/1/2024							7,371	4,250,413
	3/1/2023							10,153	5,854,626
	3/1/2023							10,153	5,854,626
	3/1/2022							6,500	3,748,160
	12/1/2022	6,666	3,334	352	12/1/2032
	6/1/2022	6,666	3,334	346	6/1/2032
	12/1/2021	9,000	—	502	12/1/2031
	6/1/2021	9,000	—	402	6/1/2031
	12/1/2020	11,250	—	432	12/1/2030
	6/1/2020	11,250	—	376	6/1/2030
	12/1/2019	11,250	—	290	12/1/2029
	2/26/2018	100,000	—	206	2/26/2028

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Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)	Market Value of Shares or Units of Stock that have not vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not vested(3) ($)

Brian K. Miller	3/1/2024					1,134	653,910
	3/1/2023					927	534,545
	3/1/2024							963	555,304
	3/1/2024							3,402	1,961,729
	3/1/2024							3,402	1,961,729
	3/1/2023							3,750	2,162,400
	3/1/2023							4,771	2,751,149
	3/1/2023							4,771	2,751,149
	12/1/2022	3,333	1,667	352	12/1/2032
	6/1/2022	3,333	1,667	346	6/1/2032
	12/1/2021	6,000	—	502	12/1/2031
	12/1/2020	4,000	—	432	12/1/2030
Jeffery D. Puckett	3/1/2024					567	326,955
	3/1/2023					521	300,429
	3/1/2024							737	424,984
	3/1/2024							2,381	1,372,980
	3/1/2024							2,381	1,372,980
	3/1/2023							2,500	1,441,600
	3/1/2023							2,967	1,710,891
	3/1/2022							2,967	1,710,891
	12/1/2022	2,166	1,084	352	12/1/2032
	6/1/2022	2,166	1,084	346	6/1/2032
	12/1/2021	2,350	—	502	12/1/2031
	6/1/2021	2,350	—	402	6/1/2031
	12/1/2020	2,500	—	432	12/1/2030
	6/1/2020	2,500	—	376	6/1/2030
	12/1/2019	2,500	—	290	12/1/2029
	6/1/2019	2,500	—	213	6/1/2029
	12/1/2018	2,500	—	193	12/1/2028
	6/1/2018	2,500	—	232	6/1/2028
	12/1/2017	5,000	—	182	12/1/2027
	6/1/2017	5,000	—	171	6/1/2027
	12/1/2016	8,500	—	143	12/1/2026
	6/1/2016	8,500	—	155	6/1/2026
1.Stock options expire on the tenth anniversary of the date of grant. All stock options vest ratably over a five-year period beginning on the first anniversary of the grant date. Beginning in 2016, stock options granted to persons who are at least fifty years of age and have a tenure with the

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Company of at least 15 years vest ratably over a three-year period beginning on the first anniversary of the grant date, and stock options granted to others vest over a five-year period beginning on the first anniversary of the grant date. Stock options granted on February 26, 2018, vest and become exercisable ratably on the first, second, third, fourth, and fifth anniversaries of the date of grant date.
2.Value based on $576.64, which was the closing market price of our common stock on December 31, 2024. The restricted stock units vest in equal installments on the first, second, third, fourth, and fifth anniversary of the date of the employment agreement. Vesting of restricted stock awards is subject to continued status as an eligible person (as defined in the Amended and Restated 2018 Stock Incentive Plan).
3.Value based on $576.64, which was the closing market price of our common stock on December 31, 2024. The performance-based restricted stock units cliff vest at the end of a three-year performance period. The performance measure used to determine the number of restricted stock units vested at the end of the three-year performance period is average three-year revenue growth over that period adjusted to exclude material acquisitions completed during the performance period.
Option Exercises and Stock Vested
The following table sets forth information regarding stock option exercises and the value realized upon exercise, as well as all stock awards vested and the value realized upon vesting by our NEOs during the year ended December 31, 2024:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

John S. Marr, Jr.	100,833	32,457,355	—	—
H. Lynn Moore, Jr.	70,750	22,890,972	10,471	4,577,293
Brian K. Miller	34,000	8,692,200	6,677	2,918,784
Jeffrey D. Puckett	10,750	3,838,004	4,714	2,060,678
Potential Payments Under Employment Agreements
Consistent with the terms of their respective employment agreements, as discussed above, Mr. Marr, Mr. Moore, Mr. Miller, and Mr. Puckett would have been eligible to receive the payments set forth in the table below had their employment been terminated on December 31, 2024, including if a change in control had occurred during 2024.

	Termination Without Cause				Upon a Change in Control(1)
Name	Lump Sum Severance and Non -Compete Payment ($)	Continuation of Health Care Benefit ($)	Accelerated Vesting of Stock Options ($)	Accelerated Vesting of Restricted Stock Units ($)	Lump Sum Severance and Non- Compete Payment ($)	Continuation of Health Care Benefit ($)	Accelerated Vesting of Stock Options ($)	Accelerated Vesting of Restricted Stock Units ($)

John S. Marr, Jr.	600,000	22,230	179,718	997,703	600,000	22,230	179,718	997,703
H. Lynn Moore, Jr.	1,350,000	22,230	492,662	8,469,861	1,350,000	22,230	492,662	8,469,861
Brian K. Miller	850,000	16,984	242,336	3,969,020	850,000	16,984	242,336	3,969,020
Jeffrey D. Puckett	601,250	10,186	154,790	2,586,707	601,250	10,186	154,790	2,586,707
1.Payments would only be made upon the occurrence of a change in control if, additionally, the NEO’s employment was terminated for “good reason” or without cause within 12 months following the occurrence of a change in control transaction.

2025 Proxy Statement	75

Other Helpful Information
Reminder: Shareholders are being asked to vote on the following matters at the 2025 Annual Meeting.

Proposal	Description	Vote Requirement for Approval	Board Recommendation	Effect of Abstentions	Effect of Broker Non-Votes

Proposal One	Election of Directors	Majority of votes cast	FOR	No effect	No effect

Proposal Two	Advisory Approval of Our Executive Compensation	Majority of shares present in person or represented by proxy	FOR	Counted as “AGAINST”	No effect

Proposal Three	Ratification of Our Independent Auditors for Fiscal Year 2025	Majority of shares present in person or represented by proxy	FOR	Counted as “AGAINST”	Discretionary vote

Proposal Four	Shareholder Proposal Regarding Political Spending	Majority of shares present in person or represented by proxy	AGAINST	Counted as “AGAINST”	No effect

Proposal Five	Approval of Amendments to Restated Certificate of Incorporation to Eliminate Supermajority Voting Standards	Two-thirds or more of the outstanding voting stock entitled to vote	FOR	Counted as “AGAINST”	Counted as “AGAINST”

Proposal Six	Approval of Amendment to the Written Consent Right in the Certificate of Incorporation to Incorporate Existing Corresponding Provisions in the Company’s Bylaws	Two-thirds or more of the outstanding voting stock entitled to vote	FOR	Counted as “AGAINST”	Counted as “AGAINST”
Voting your shares. Your shares will be voted at the Annual Meeting as you direct using one of the methods provided. No proxy can vote for more than eight nominees for director. As a stockholder of record, if you return a proxy but fail to indicate how you wish your shares to be voted, then your shares will be voted in accordance with the Board’s recommendations as set forth above.

Voting by internet: Go to www.proxyvote.com to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. The availability of internet voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. We recommend that you follow the voting instructions in the materials you receive.

Voting by phone: Call 1-800-690-6903 using a touch-tone phone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. The availability of voting by phone for beneficial owners will depend on the voting processes of your broker, bank or nominee. We recommend that you follow the voting instructions in the materials you receive.

Voting by mail: Complete, sign and date the proxy card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card without indicating your voting preferences, the persons named in the proxy card will vote FOR each nominee for director named in Proposal One, FOR Proposal Two, FOR Proposal Three, AGAINST Proposal Four, For Proposal Five and FOR Proposal Six.

2025 Proxy Statement	76

Other Helpful Information	Table of Contents
You may also vote in person at the Annual Meeting by following the instructions provided below.

Meeting Date and Time: Tuesday, May 6, 2025, at 9:00 a.m., Central Time	Place: www.virtualshareholdermeeting.com/TYL2025	Record Date: March 14, 2025
On March 14, 2025, we had 43,106,019 shares of common stock issued and outstanding. Each shareholder will be entitled to one vote, in person or by proxy, for each share of common stock held in their name.
Meeting quorum. A majority of our shares of common stock must be present, either in person or by proxy, to constitute a quorum for action at the Annual Meeting.
How to access the meeting: Visit www.virtualshareholdermeeting.com/TYL2025 and enter the 16-digit control number found on the proxy card, voting instruction form, or notice of internet availability of proxy materials previously received. We encourage shareholders to log in to the website and access the webcast before the meeting’s start time.
Voting and questions during the meeting: Shareholders who enter their 16-digit control number may vote and ask questions during the Annual Meeting by following the instructions available on the meeting website. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or participate during the meeting.
Abstentions and broker non-votes. Abstentions and broker non-votes are counted for purposes of determining a quorum and otherwise as shares present in person or represented by proxy. Abstentions and broker non-votes are not counted as votes cast for purposes of determining whether a proposal requiring a majority of votes cast has been approved. Withholding authority to vote with respect any director nominee for Proposal One will also not be counted as a vote cast for that director nominee.
Shares held in “street name.” If your shares are held in “street name” (the name of a broker, bank, or other nominee), you have the right to direct your broker, bank, or nominee how to vote. If you do not provide voting instructions, under New York Stock Exchange rules, your broker, bank, or nominee may only vote your shares on “discretionary” items. Proposals One (approval of election of directors), Two (approval of advisory vote on executive compensation), Four (approval of shareholder proposal regarding political spending), Five (approval of amendments to Restated Certificate of Incorporation to eliminate supermajority voting standards) and Six (approval of amendment to the written consent right in the Restated Certificate of Incorporation to incorporate existing corresponding provisions in the Company’s Bylaws) are “non-discretionary” items. Your broker, bank, or nominee may not vote your shares on these items in the absence of voting instructions, which will result in “broker non-votes” with respect to your shares. Proposal Three (ratification of independent auditors) is considered a discretionary item and may be voted in the absence of instructions.
Revoking your proxy. After you sign and return your proxy, you may revoke it prior to the meeting either by (1) filing a written notice of revocation at our corporate headquarters, (2) attending the annual meeting and voting your shares in person, or (3) delivering to us another duly executed proxy that is dated after the initial proxy.
Proxy expenses. We will bear the expense of preparing, printing, and mailing the proxy solicitation material and the proxy, as applicable.
Proxy solicitation. In addition to use of the mail, we may solicit proxies by personal interview or telephone by our directors, officers, and employees. We may also engage the services of a proxy solicitation firm to assist us in the solicitation.
Distribution of proxies for the Annual Meeting. We estimate that the fee of any such firm will not exceed $25,000, plus reimbursement of reasonable out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to record shareholders, and we may reimburse them for their reasonable out-of-pocket expenses.

2025 Proxy Statement	77

Shareholder Proposals
Proxy Statement Proposals
Under SEC rules, if any Tyler shareholder wishes to submit proposals for the proxy statement for next year’s annual meeting of shareholders, such proposal must be received by Tyler on or before November 27, 2025. Such proposal must be made in accordance with Rule 14a-8 promulgated by the SEC and the interpretations thereof. Any such proposal should be sent to the Company at 5101 Tennyson Parkway, Plano, Texas 75024, Attention: Corporate Secretary.
Other Proposals and Nominations
Our bylaws govern the submission of nominations for director or other business proposals that a shareholder wishes to have considered at a meeting of shareholders, but which are not included in Tyler’s proxy statement for that meeting. Under our bylaws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a shareholder entitled to vote who has delivered a notice to the Corporate Secretary not less than 90 days (February 5, 2026) nor more than 120 days (January 6, 2026) prior to the anniversary date of the immediately preceding annual meeting. The notice must contain the information required by the bylaws.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Tyler’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and our bylaws not less than 120 days (January 6, 2026) nor more than 150 days (December 8, 2025) prior to the anniversary date of the immediately preceding annual meeting.
By Order of the Board of Directors,
Abigail Diaz
Chief Administrative Officer
Corporate Secretary
Plano, Texas
March 27, 2025

2025 Proxy Statement	78

Appendix A - Reconciliation of
non-GAAP Financial Measures
The operating results analyzed below are presented on a non-GAAP basis. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period while isolating the effects of some items that vary from period to period without correlation to core operating performance. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Amounts below are in thousands, except per share data.

2025 Proxy Statement	A-1

	Twelve Months Ended December 31,
Reconciliation of non-GAAP operating income and margin	2024	2023

GAAP operating income	$299,526	$218,537
Non-GAAP adjustments:
Add: Share-based compensation expense	122,813	108,338
Add: Employer portion of payroll tax related to employee stock transactions	3,606	1,873
Add: Acquisition-related costs	29	409
Add: Lease restructuring costs and other	1,250	8,220
Add: Amortization of acquired software	36,964	36,062
Add: Amortization of other intangibles	59,627	74,632
Non-GAAP adjustments subtotal	$224,289	$229,534
Non-GAAP operating income	$523,815	$448,071
GAAP operating margin	14.0%	11.2%
Non-GAAP operating margin	24.5%	23.0%

	Twelve Months Ended December 31,
Reconciliation of non-GAAP net income and earnings per share	2024	2023

GAAP net income	$263,026	$165,919
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	224,289	229,534
Less: Income tax impact	(71,999)	(61,792)
Non-GAAP net income	$415,316	$333,661
GAAP earnings per diluted share	$6.05	$3.88
Non-GAAP earnings per diluted share	$9.55	$7.80

	Twelve Months Ended December 31,
Weighted average common shares outstanding	2024	2023

Basic	42,611	42,024
Diluted	43,497	42,769

2025 Proxy Statement	A-2

TYLER TECHNOLOGIES, INC.
ATTN: BRIAN MILLER
5101 TENNYSON PARKWAY
PLANO, TX 75024

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 5, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TYL2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 5, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64954-P26606

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TYLER TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR each of the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Glenn A. Carter
02) Margot L. Carter
03) Brenda A. Cline
04) Ronnie D. Hawkins, Jr.
05) John S. Marr, Jr.
06) H. Lynn Moore, Jr.
07) Daniel M. Pope
08) Andrew D. Teed

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Advisory Approval of Our Executive Compensation.	☐	☐	☐
3. Ratification of Our Independent Auditors for Fiscal Year 2025.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 4.

	For	Against	Abstain
4. Shareholder Proposal Regarding Political Spending.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 5 and 6.

	For	Against	Abstain
5. Amendments to Restated Certificate of Incorporation to Remove Supermajority Voting Standards.			
5a. Remove Supermajority Voting Standards in Article Ninth of the Certificate.	☐	☐	☐
5b. Remove Supermajority Voting Standards in Article Twelfth of the Certificate.	☐	☐	☐
6. Amendment to the Written Consent Right in the Restated Certificate of Incorporation to Incorporate Existing Corresponding Provisions in the Company's Bylaws.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V64955-P26606

TYLER TECHNOLOGIES, INC.
Annual Meeting of Shareholders
May 6, 2025 9:00 AM Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby (1) acknowledges receipt of the Notice, dated March 27, 2025, of the Annual Meeting of Shareholders in Tyler Technologies, Inc. (the "Company") to be conducted via live webcast at www.virtualshareholdermeeting.com/TYL2025 on May 6, 2025, at 9:00 a.m. Central Time, and the Proxy Statement in connection therewith, and (2) appoints John S. Marr, Jr. and H. Lynn Moore, Jr., and each of them, their proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned to vote upon and act with respect to, all of the shares of Common Stock of the Company at said meeting and at any adjournment thereof, and the undersigned directs that their proxy be voted as indicated on the reverse side hereof. If only one of the above proxies shall be present in person, or by substitute, at such meeting or any adjournment thereof, that proxy, so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

Continued and to be signed on reverse side